UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

GOLD.COM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

GOLD.COM, INC.

1550 Scenic Ave., Suite 150

Costa Mesa, California 92626

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF GOLD.COM, INC.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Gold.com, Inc. (“Gold.com” or the “Company”) will be held at 9:00 a.m. Pacific Time on Thursday, November 12, 2026. At the meeting, you will be asked to consider and act upon the following matters:

1.
to elect ten directors to serve for a term of one year (until the 2027 Annual Meeting of Stockholders) and until their respective successors have been duly elected and qualified;
2.
to approve, on an advisory basis, the fiscal year 2026 compensation of named executive officers of the Company, as disclosed in this Proxy Statement; and
3.
to transact any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

Gold.com has determined to hold the Annual Meeting virtually as a live audio webcast. You will not be able to physically attend the Annual Meeting. To attend the Annual Meeting, you will need to visit the virtual meeting website at www.meetnow.global/MS5RG6R (the “Meeting Website”). Participants may choose to join the virtual meeting as a “stockholder” or as a “guest.” To enter the virtual meeting as a stockholder, participants will be required to enter a valid control number. A control number will not be required to join the virtual meeting as a guest; please note, however, that guests will not have the option to vote during the virtual meeting.

If your shares are registered directly in your name with Gold.com’s transfer agent, Computershare, you are considered the “stockholder of record” of those shares and you may use the control number found on the Notice of Internet Availability of Proxy Materials or proxy card to enter the virtual meeting and vote at the meeting. If you are a beneficial owner of shares in “street name” – that is, your shares are held in an account with a bank, broker or nominee – and you wish to vote your shares at the meeting, you must pre-register with Computershare Shareholder Services, our mailing and tabulation agent, no later than 5:00 p.m. Pacific Time on November 4, 2025 by (i) requesting from your bank, broker or nominee proof of your proxy power (a “legal proxy”) and (ii) e-mailing to Computershare at legalproxy@computershare.com your name and e-mail address and either (a) the forwarded e-mail from your broker containing your legal proxy or (b) an attached image of your legal proxy. Upon successful pre-registration, a beneficial owner will receive a confirmation e-mail from Computershare confirming registration and providing a control number to enter the virtual meeting and vote at the meeting as a stockholder.

On the date of the Annual Meeting, online access to the Annual Meeting will open at 8:30 a.m. Pacific Time, to allow time for stockholders to log-in prior to the start of the live audio webcast of the Annual Meeting at 9:00 a.m. Pacific Time. We encourage you to log-in 15 minutes prior to the start time of the Annual Meeting.

In accordance with the Company’s By-laws and action of the Board of Directors, only those stockholders of record at the close of business on September 17, 2026, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

For the Annual Meeting, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report to Stockholders, and for voting via the Internet, by telephone and during the Annual Meeting.

Stockholders of record and stockholders who own in “street name” who register in advance will have the opportunity to vote their shares during the Annual Meeting by following the instructions available on the Meeting Website during the Annual Meeting. Whether or not you expect to attend the virtual Annual Meeting, we encourage you to submit your proxy in advance of the meeting by Internet or by telephone, as described in this proxy statement (or, if you received a full set of the proxy materials by mail, by completing and returning the proxy card in the envelope provided). If you execute a proxy but later decide to attend the Annual Meeting virtually and vote electronically, or for any other reason desire to revoke your proxy, you may do so as described in this proxy statement at any time before your proxy is voted. Submitting a proxy will not prevent you from attending the Annual Meeting virtually and voting electronically during the meeting if you so desire.

By order of the Board of Directors,
/s/ Carol Meltzer
CAROL MELTZER
Corporate Secretary

Costa Mesa, California

October 1, 2026

GOLD.COM, Inc.

PROXY STATEMENT FOR FISCAL YEAR 2026

ANNUAL MEETING OF STOCKHOLDERS

To be held on November 12, 2026

The Board of Directors of Gold.com, Inc. is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders to be held on November 12, 2026, at 9:00 a.m. Pacific Time, and any adjournment or postponement of that meeting (the "Annual Meeting"). The Annual Meeting will be held in a virtual meeting format only, and you will therefore not be able to physically attend the Annual Meeting.

The Company’s principal executive office is located at 1550 Scenic Ave. Suite 150, Costa Mesa, California, 92626; the telephone number is 844-455-4653. All inquiries regarding the Annual Meeting should be directed to Carol Meltzer, Corporate Secretary.

The only voting securities of Gold.com, Inc. are shares of common stock, par value $0.01 per share, or Common Stock, of which there were 29,096,451 shares outstanding as of September 17, 2026, which we refer to as the "Record Date." The holders of a majority of the outstanding class of Common Stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting.

In this Proxy Statement, we refer to Gold.com, Inc. as the “Company,” “Gold.com," “we” or “us” and the Board of Directors as the “Board.”

Gold.com's 2026 Annual Report, which includes its Annual Report on Form 10-K as filed with the Securities and Exchange Commission, or the SEC, is also available at the following website: http://www.edocumentview.com/GOLD. You also may obtain a copy of the Company’s 2026 Annual Report including the Annual Report on Form 10-K, without charge, by contacting: Corporate Secretary, Gold.com, Inc., 1550 Scenic Ave., Suite 150, California 92626.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did I receive a notice regarding the availability of proxy materials on the Internet?

We have elected to use the Internet as the primary means of providing our proxy materials to stockholders. Accordingly, on or about October 1, 2026, we are making this Proxy Statement and the accompanying proxy card, Notice of Annual Meeting of Stockholders, and the Company’s Annual Report to Stockholders available on the Internet and mailing a Notice of Internet Availability of Proxy Materials, or Notice, to stockholders of record as of September 17, 2026, which we refer to as the Record Date. Brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders as of the Record Date will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically, including an option to request paper copies on an ongoing basis, may be found in the Notice.

Will I receive any other proxy materials by mail?

You may request a printed copy of our proxy materials by following the instructions found in the Notice.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote over the Internet or by telephone, by requesting and returning a printed proxy card, or by voting electronically during the Annual Meeting.

When and where will the Annual Meeting be held?

The Annual Meeting will take place on November 12, 2026 at 9:00 a.m. Pacific Time. As we have determined to hold the Annual Meeting virtually, you will not be able to physically attend the Annual Meeting.

To attend the Annual Meeting, you will need to visit the virtual meeting website at https://www.meetnow.global/MS5RG6R (the “Meeting Website”). Participants may choose to join the virtual meeting as a “stockholder” or as a “guest.” To enter the virtual meeting as a stockholder, participants will be required to enter a valid control number. A control number will not be required to join the virtual meeting as a guest; please note, however, that guests will not have the option to vote during the virtual meeting.

If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the “stockholder of record” of those shares and you may use the control number found on your Notice or proxy card to enter the virtual meeting.

If your shares are held in a stock brokerage account or by a bank or other record holder (a “nominee”), you are considered the “beneficial owner” of shares held in “street name.” If you are a beneficial owner and intend to vote or change a previously submitted vote at the Annual Meeting, you must pre-register with Computershare no later than 5:00 p.m. Pacific Time on November 4, 2026, by (i) requesting from your bank, broker or nominee proof of your proxy power (a “legal proxy”) and (ii) e-mailing to Computershare at legalproxy@computershare.com your name and e-mail address and either (a) the forwarded e-mail from your bank, broker or nominee containing your legal proxy or (b) an attached image of your legal proxy. Upon successful pre-registration, a beneficial owner will receive a confirmation e-mail from Computershare confirming registration and providing a control number to enter the virtual meeting as a stockholder.

On the date of the Annual Meeting, online access to the Annual Meeting will open at 8:30 a.m., Pacific Time, to allow time for stockholders to log-in prior to the start of the live audio webcast of the Annual Meeting at 9:00 a.m. Pacific Time. We encourage you to log-in 15 minutes prior to the start time of the Annual Meeting.

Who is entitled to vote, and how many votes do I have?

You may vote if you owned common stock of Gold.com at the close of business on September 17, 2026. For each item presented for voting, you have one vote for each share you own.

How do I vote?

--Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our Common Stock, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote your shares in one of the following ways:

•
Vote by proxy over the Internet: Follow the instructions provided in the Notice of Internet Availability of Proxy Materials or on the proxy card;
•
Vote by proxy by telephone: Follow the instructions for telephone voting after calling the number indicated on the Notice of Internet Availability of Proxy Materials or on the proxy card;
•
Vote by proxy by mail: If you properly requested and received a proxy card by mail or email, complete, sign and date the proxy card and return it promptly; or
•
Vote during the Annual Meeting: Follow the voting instructions at the Meeting Website.

Even if you plan to attend the meeting virtually, we encourage you to vote by proxy as soon as possible.

-- Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If, on the Record Date, your shares were held not in your name but rather in an account at a brokerage firm, bank, dealer or other agent, then you are the beneficial owner of shares held in “street name” and that institution has provided notice to you of the availability of these proxy materials. The institution holding your account is considered the stockholder of record for purposes of voting during the Annual Meeting. As a beneficial owner, you have the right to direct the institution that holds your shares on how you would like your shares voted.

You may also vote at the meeting if you obtain a legal proxy from your broker, bank or other nominee and pre-register with Computershare no later than 5:00 p.m. Pacific Time on November 4, 2026. To pre-register, you will need to e-mail Computershare at legalproxy@computershare.com your name and e-mail address and either (i) the forwarded e-mail from your broker, bank or nominee containing your legal proxy or (ii) an attached image of your legal proxy. Upon successful pre-registration, a beneficial owner will receive a confirmation e-mail from Computershare confirming its registration and providing a control number to enter the virtual meeting as a stockholder.

Note that if you do obtain a valid legal proxy from your broker, bank or other nominee, then any prior voting instructions you have given will automatically be revoked, and you will not be able to give any further voting instructions to your broker, bank or nominee to vote on your behalf. In that case, you must vote at the virtual Annual Meeting in order for your vote to be counted.

If you choose to virtually attend the Annual Meeting but do not wish to revoke your prior voting instructions, you should join the meeting as a “guest”, as described above, in which case you will not be required to register with Computershare.

What am I being asked to vote on?

You are being asked to vote on the following:

Proposal No. 1

To elect Jeffrey D. Benjamin, Ellis Landau, Carol Meltzer, John U. Moorhead, Jess M. Ravich, Gregory N. Roberts, Juan Sartori, Monique Sanchez, Kendall Saville and Michael R. Wittmeyer as directors, to serve for a term of approximately one year, until the 2027 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified;

Proposal No. 2

To approve, on an advisory basis, the fiscal year 2026 compensation of the named executive officers of the Company;

Other Matters

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting. The Board of Directors is not aware of any other matters to be presented for action at the meeting.

Our Board of Directors recommends a vote “FOR” the election of the nominees for Director and "FOR" Proposals No. 2 and 3 above.

What happens if I do not vote?

-- Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing and submitting your proxy card via the Internet or telephone, or by mail, or vote during the Annual Meeting, your shares will not be voted.

-- Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you are a beneficial owner and do not instruct your broker, bank or other nominee how to vote your shares, the question of whether your broker, bank or nominee will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers, banks and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange ("NYSE"), “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), proposals relating to executive compensation (including advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation) and certain corporate governance proposals, even if management supported. Accordingly, we believe that your broker or nominee would not be permitted to vote your shares on Proposal No. 1 or No. 2 without your instructions.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without indicating voting selections on a given proposal, your shares will be voted as follows:

•
“For” the election of all ten nominees for director; and
•
“For” approval, on an advisory basis, of the fiscal year 2026 compensation of the named executive officers of the Company.

If any other matter is properly presented at the Annual Meeting, your proxy (that is, one of the individuals named as a proxy on your proxy card or other proxy authorization issued by you) will vote your shares using his or her best judgment.

Can I change my vote after submitting my proxy?

-- Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote during the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•
You may submit another properly completed proxy by mail, by telephone or over the Internet, with a later date.
•
You may send or deliver a written notice that you are revoking your proxy to our Corporate Secretary at Gold.com, Inc., 1550 Scenic Ave., Suite 150, California 92626.
•
You may vote electronically during the virtual Annual Meeting after giving written notice to the Corporate Secretary of the Company. Your virtual attendance at the Annual Meeting, in and of itself, will not revoke the proxy.

-- Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If your shares are held by your brokerage firm, bank or other nominee, you should follow the instructions provided by them. In addition, if you obtain a legal proxy from your brokerage firm, bank or other nominee, then any prior voting instructions you have given will be revoked. In that case, you must vote at the virtual Annual Meeting in order for your vote to be counted.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, “For” and “Withhold” votes and broker non-votes and, with respect to the other proposals, “For” and “Against” votes, abstentions and, if applicable, broker non-votes.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

•
For the election of directors, the ten nominees receiving the most “For” votes from the holders of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be elected. Only votes “For” will affect the outcome. “Withhold” votes and broker non-votes will have no effect.
•
To be approved, Proposal No. 2, the advisory vote on the compensation of our named executive officers ("NEOs"), must receive “For” votes from the holders of a majority of the shares present in person or represented by proxy and voting on this matter at the Annual Meeting. “Abstain” votes and broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding 29,096,451 shares are present at the Annual Meeting in person or represented by proxy and entitled to vote.

Shares will be counted towards the quorum only if we have received a valid proxy or the shares are voted at the Annual Meeting. Shares that are recorded as abstentions or broker non-votes will be treated as present and therefore count towards the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place, but no other business may be transacted at the meeting.

How are proxies solicited and who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, dealers or other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares are registered in more than one name or are registered in different accounts. Please ensure that all of your shares are properly voted.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the Company’s filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days following the day that final results are available.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables provide information with respect to the beneficial ownership of our common stock (our only class of outstanding capital stock) at September 17, 2026 by:

•
each of our directors;
•
each NEO named in the Summary Compensation Table;
•
all of our current directors and executive officers as a group; and
•
each of our stockholders who has reported beneficial ownership of more than 5% of the outstanding class of our common stock.

Beneficial Ownership of Principal Stockholders

The following table shows certain information for any person who reported being a current “beneficial owner” of more than five percent of Gold.com’s common stock. Persons and groups that beneficially own in excess of five percent of the Company’s common stock are required to file reports with the Securities and Exchange Commission (the “SEC”) regarding such beneficial ownership. For purposes of the table below and the table set forth under “Beneficial Ownership of Management,” a person is deemed to be the beneficial owner of any shares of common stock (1) over which the person has or shares, directly or indirectly, voting or investment power, or (2) of which the person has a right to acquire beneficial ownership at any time within 60 days after September 17, 2026. Beneficial ownership information is presented as of September 17, 2026, except that, where beneficial ownership information is as of earlier dates derived from SEC filings, that fact is indicated in the footnotes to the table. “Voting Power” is the power to vote or direct the voting of shares and “investment power” or "dispositive power" is the power to dispose or direct the disposition of shares. Persons and groups identified in the table have sole voting power and sole investment power over the shares, except as otherwise stated in footnotes to the table. We obtained the information provided in the following table from filings with the SEC and from representations made by the persons listed below.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Outstanding Common Stock (1)

William A. Richardson (2)	3,017,250	10.4%
Gregory N. Roberts (3)	2,293,418	7.8%
BlackRock, Inc. (4)	1,455,528	5.0%
Tether Global Investments Fund, S.I.C.A.F., S.A. (5)	3,670,787	12.6%

(1)
All percentages have been calculated based on 29,096,451 shares of Gold.com common stock outstanding at September 17, 2026. In cases in which the beneficial ownership of the person or group includes shares that are not currently outstanding but may be acquired upon exercise or settlement of an equity award, the percent of the outstanding class for that person or group is calculated assuming exercise or settlement of the equity awards, so that the shares subject to the awards are added to the outstanding shares (the denominator in the percentage calculation).
(2)
Beneficial ownership of William A. Richardson is based on his amended Schedule 13D filed with the SEC reporting beneficial ownership of Gold.com common stock at February 28, 2025, and additional information provided to the Company. At September 17, 2026, his beneficial ownership of Gold.com common stock totaled 3,017,250 shares, including 1,867,416 shares owned directly by Silver Bow Ventures LLC (6.4% of the currently outstanding class) as to which Mr. Richardson shares voting and dispositive power with Gregory N. Roberts and 277,400 shares held in a trust. The address of Mr. Richardson and Silver Bow Ventures LLC is 1550 Scenic Avenue, Suite 150, Costa Mesa, California 92626.
(3)
Beneficial ownership of Gregory N. Roberts is based on his amended Schedule 13D filed with the SEC reporting beneficial ownership of Gold.com common stock at February 28, 2025 and additional information provided to the Company. At September 17, 2026, his beneficial ownership of Gold.com common stock totaled 2,293,418 shares, including 28,202 shares owned directly and 32,340 shares held in a family trust as to which Mr. Roberts has sole voting and dispositive power and 1,867,416 shares owned directly by Silver Bow Ventures LLC (6.4% of the currently outstanding class) as to which Mr. Roberts shares voting and dispositive power with William A. Richardson (the Silver Bow Ventures LLC shares also are included in Mr. Richardson's beneficial ownership reported above), and including shares issuable to Mr. Roberts upon exercise of 365,460 options to acquire Gold.com common stock (as to which Mr. Roberts has sole voting and sole dispositive power) that are currently exercisable or will become exercisable within 60 days of September 17, 2026. The address of Mr. Roberts is 1550 Scenic Avenue, Suite 150, Costa Mesa, California 92626.
(4)
BlackRock, Inc., reported sole voting power over 1,427,320 shares, sole dispositive power over 1,455,528 shares and no shared voting or dispositive power as of March 31, 2026 in its amended Schedule 13G filed on April 27, 2026. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(5)
Tether Global Investments Fund, S.I.C.A.F., S.A., an El Salvador entity ("TGIF"), together with its affiliates TPM, S.A. de C.V., an El Salvador entity ("TPM"), and Giancarlo Devasini reported aggregate beneficial ownership of 3,670,787 shares as of September 3, 2026 in their Amendment No. 2 to Schedule 13D filed on September 8, 2026. TGIF and Mr. Devasini reported having no sole voting or dispositive power over shares and having shared voting and shared dispositive power over 3,670,787 shares (12.6% of the outstanding class), and TPM reported having no sole voting or dispositive power over shares and having shared voting and shared dispositive power over 3,370,787 shares (11.6% of the outstanding class). The address of these reporting persons is Final Av. La Revolucion, Edif. Centro, Corporativo Presidente Plaza, Nivel 12, San Salvador H3, El Salvador.

Beneficial Ownership of Management

The following table shows the number of shares of common stock beneficially owned as of September 17, 2026, by each director then serving in office, nominee for director, and executive officer named in the Summary Compensation Table, and by our current directors and executive officers as a group. Except as otherwise indicated in the footnotes below, each named person had sole voting and sole investment power with respect to the shares shown as beneficially owned by that person.

Name of Beneficial Owner	Amount and Nature Of Beneficial Ownership		Percent of Outstanding Common Stock (1)
Jeffrey D. Benjamin (2)	1,609,560		4.0%
Ellis Landau	429,961	(3)	1.5%
Carol Meltzer	42,700	(4)	*
John U. Moorhead	27,756	(5)	*
Jess M. Ravich	256,809	(5)	*
Kendall Saville	308,810	(3)	1.1%
Monique Sanchez	19,433	(5)(6)	*
Gregory N. Roberts (7)	2,293,418		7.8%
Michael Wittmeyer	288,535		*
Thor G. Gjerdrum	55,998	(8)	*
Cary Dickson	2,547		*
Brian Aquilino	—		*
Juan Sartori	—		*
All current directors and executive officers as a group (14 persons)	4,888,806	(9)	16.5%

* Less than 1%.

(1)
See footnote (1) to the table under the caption “Beneficial Ownership of Principal Stockholders” above.
(2)
Includes 497,478 shares held in family trusts, as to which Mr. Benjamin disclaims beneficial ownership. The reported beneficial ownership also includes 20,507 compensatory RSUs, of which 15,943 are vested and non-forfeitable and 4,564 have a stated vesting date of November 12, 2026 (subject to accelerated vesting in specified circumstances), with all of the RSUs deferred as to settlement following vesting.
(3)
Includes 2,282 shares issuable in settlement of restricted stock units that vest on November 12, 2026.
(4)
Includes 6,000 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days and 1,500 shares issuable in settlement of restricted stock units that vest as to one-third of the shares on each of December 10, 2026, 2027 and 2028..
(5)
Includes 10,253 shares issuable in settlement of restricted stock units, of which 7,971 are vested and non-forfeitable and 2,282 have a stated vesting date of November 12, 2026, with all of the restricted stock units deferred as to settlement following vesting.
(6)
Includes 6,000 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days.
(7)
See footnote (3) to the table under the caption “Beneficial Ownership of Principal Stockholders” above.
(8)
Includes 26,618 shares issuable in settlement of restricted stock units that vest as to one-half of the shares on each of June 30, 2027 and 2028.
(9)
Includes 377,460 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days and 87,953 shares issuable in settlement of restricted stock units.

INFORMATION ABOUT OUR RELATIONSHIP WITH OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton LLP, which had served as our independent registered public accounting firm since June 12, 2025, audited the Company's consolidated financial statements for the fiscal years ended June 30, 2026 and 2025.

On September 14, 2026, the Audit Committee of the Board of Directors dismissed Grant Thornton LLP as the Company’s independent registered accounting firm, effective as of that date. On September 14, 2026, the Audit Committee approved the engagement of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2027.

Fees to Independent Registered Public Accounting Firm for Fiscal 2026 and 2025

The following table sets forth by fee category the aggregate fees for professional services rendered by Grant Thornton LLP (in thousands):

Years Ended June 30,	2026	2025
Fee Category:
Audit fees (1)	$3,459	$2,723
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$3,459	$2,723

(1)
Audit fees consisted of services rendered by the principal accountant for the audit and reviews of our annual and quarterly condensed consolidated financial statements, and audit of internal control over financial reporting.

Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided to the Company by its independent registered public accounting firm (except for items exempt from pre-approval requirements under applicable laws and rules). All audit and non-audit services included in the table above were pre-approved by the Audit Committee.

When considered necessary, management prepares an estimate of fees for the service and submits the estimate to the Audit Committee for its review and pre-approval. Any modifications to the estimates will be submitted to the Audit Committee for pre-approval. All fees paid to our independent registered public accounting firm during the periods covered by this report and through the date hereof were in accordance with this pre-approval policy.

AUDIT COMMITTEE REPORT

The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials,” filed with the SEC, subject to Regulation 14A or 14C under the Securities Exchange Act or 1934 or subject to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended.

Gold.com’s Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended June 30, 2026 with management. Gold.com’s Audit Committee has discussed the matters required by Auditing Standard No. 1301 (Communications with Audit Committees) and other authoritative guidance with its independent registered public accounting firm. The Audit Committee has also received the written disclosures and the letter from such firm required by the Securities Acts administered by the Securities and Exchange Commission and in compliance with Rule 3526 (Communication with Audit Committees Concerning Independence) of the Public Company Accounting Oversight Board (“PCAOB”), and has discussed with such firm its independence from Gold.com and its management, and has considered whether the provision of non-audit services by such firm is compatible with maintaining the auditor’s independence.

Based on the review and the discussions noted above, Gold.com’s Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2026, as filed with the Securities and Exchange Commission.

Audit Committee of Gold.com, Inc.

Ellis Landau (Chairperson) John U. Moorhead Jess M. Ravich Kendall Saville

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In February 2026, we entered into a transaction with TPM, S.A. de C.V., which, together with its affiliates (including Tether Global Investments Fund, S.I.C.A.F., S.A. and Giancarlo Devasini), we refer to as Tether, whereby Tether purchased 3,371,000 shares of our common stock, or approximately 13.3% of our then outstanding shares, for $150.0 million. The purchase price for the shares represented an 11.9% discount to the ten-day volume weighted average price of our common stock on the New York Stock Exchange prior to the entry into the transaction. Prior to this transaction, Tether had no affiliation with the Company. The shares purchased by Tether were subject to a 90-day resale restriction, which ended May 7, 2026. The Company also entered into an investor rights agreement, under which Tether was entitled to nominate a member to the Company’s board of directors and received certain registration rights. Tether nominated Mr. Juan Sartori, who became a director on March 16, 2026.

During the year ended June 30, 2026, the Company incurred transaction costs of $10.0 million related to the sale of common stock to Tether, resulting in net proceeds of $140.0 million.

In April 2026 we purchased $20.0 million of XAU₮, a gold-backed stablecoin sponsored by Tether. XAU₮ tokens are digital assets issued by a Tether affiliate and represent a contractual right to an undivided specific interest in physical gold. As of June 30, 2026, the value of the Company's XAU₮, recorded within prepaid and other current assets, was $17.0 million.

The Company has entered into various commercial agreements with Tether whereby the Company leases precious metals from Tether, and Tether purchases and sells precious metals with the Company. Tether also utilizes the Company’s secure storage and logistics services. In fiscal 2026, the aggregate Company revenues from these business activities with Tether was $1.2 billion and the aggregate cost of sales recorded from Tether was $31.7 million. These activities are ongoing in fiscal 2027. At June 30, 2026, the total amount of payables to and customer advances with Tether was $1.5 billion.

POLICY AND PROCEDURES GOVERNING RELATED-PERSON TRANSACTIONS

Our Board of Directors has adopted a written “Statement of Policy Regarding Transactions with Related Persons.” Our policy requires that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our General Counsel any proposed “related person transaction” (defined as any transaction or series of related transactions that is reportable by us under Item 404(a) of Regulation S-K in which we are or will be a participant and the amount involved exceeds $120,000) in which such related person has or will have a direct or indirect material interest, together with all material facts with respect thereto. Our General Counsel must promptly communicate such information to our Audit Committee (references in this paragraph to the Audit Committee include any other independent body of our Board of Directors, which may act instead of the Audit Committee). No related-person transaction will be entered into without the approval or ratification of our Audit Committee. It is our policy that directors interested in a related-person transaction will recuse themselves from any such vote. Our policy does not specify the standards to be applied by our Audit Committee in determining whether or not to approve or ratify a related-person transaction, and we, accordingly, anticipate that these determinations will be made in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation.

Other Activity with Related Persons

Purchase of Gold.com Shares from Related Persons

During fiscal 2026, there were no purchases of Gold.com shares from our directors, executive officers or principal stockholders. Upon the vesting and settlement of restricted stock units granted to executive officers, Gold.com withholds shares sufficient to satisfy tax withholding obligations.

Foreign Currency Exchange Transaction with Related Person

During fiscal 2026, Jeffrey D. Benjamin, Chairman of the Board, engaged in foreign currency exchange transactions through Gold.com, for an aggregate dollar value of $3.3 million. The Company believes that all transactions were on an arms’ length basis and on terms and conditions applicable to unaffiliated third parties.

Transactions With Our Subsidiary, Spectrum Group International, LLC

Our subsidiary, Spectrum Group International, LLC ("SGI") is the owner Stack’s Bowers Galleries, America’s oldest rare coin auctioneer and dealership, and Spectrum Wine Auctions. During fiscal 2026, (i) Gregory N. Roberts, CEO, had purchases from SGI of $72,731 directly and $269,250 through an entity owned indirectly through affiliated trusts for the benefit of family members, (ii) Jeffrey D. Benjamin, Chairman of the Board, had purchases from SGI of $1,069,519 and paid auction fees of $1,625, (iii) William A. Richardson, a beneficial owner of more than five percent of our outstanding common stock, had purchases from SGI of $264,750 and sales to SGI of $525,449, and (iv) Silver Bow Ventures LLC, which is indirectly owned 50% by Gregory N. Roberts and 50% by William A. Richardson, had purchases from SGI of $21,250. The Company believes that all transactions were on an arms’ length basis and on terms and conditions applicable to unaffiliated third parties.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (the "CD&A") focuses on how our named executive officers listed in the Summary Compensation Table (our “NEOs”) were compensated for fiscal 2026 (July 1, 2025 through June 30, 2026) and how their compensation for the fiscal year aligned with our pay-for-performance objective. The CD&A also discusses certain compensation arrangements affecting fiscal 2027 and later years.

For fiscal 2026, our NEOs were:

Named Executive Officer	Role
Gregory N. Roberts	Chief Executive Officer and Director ("CEO")
Thor Gjerdrum	President
Brian Aquilino	Chief Operating Officer ("COO")
Carol Meltzer	General Counsel, Secretary and Executive Vice President
Cary Dickson	Chief Financial Officer and Executive Vice President ("CFO")

Stockholder Advisory Votes on Our Executive Compensation

In its executive compensation decision-making, the Compensation Committee considers the results of recent stockholder advisory votes on executive compensation - known as "say-on-pay" votes - required by SEC proxy rules. At our 2025 Annual Meeting, 76.4% of the votes cast on our say-on-pay proposal were voted to approve the proposal; the approval percentages at our 2024, 2023 and 2022 Annual Meetings were 77.9%, 98.6% and 97.3% respectively. Based on these results, the Compensation Committee has concluded that the Company's stockholders generally support the principal elements of our compensation program.

Objectives of Our Executive Compensation Program

Our executive compensation program is based on a “pay-for-performance” philosophy, providing incentives and appropriate rewards to our executives to formulate and execute business plans that achieve long-term success and build stockholder value. To achieve these goals, the Committee has implemented significant features in our executive compensation program, particularly: (i) establishing annual non-equity incentive award opportunities for our senior NEOs (our CEO and President), with pre-specified pay-out opportunities, (ii) tying the majority of those annual incentive award opportunities to the level of earned pre-tax profits, and giving significant weight to the pre-tax profits metric in determining discretionary awards, (iii) granting long-term equity awards that attract and retain executives, reward long-term performance and link executives' interests to the interests of stockholders, and (iv) providing that the compensation opportunity represented by annual incentive and long-term equity awards constitutes the majority of our NEOs' earnable compensation.

We view pre-tax profit as a key financial metric for purposes of our business planning, providing a balanced incentive to management - requiring careful management of the many factors affecting revenues, expenses and gross profit -- that does not promote undue risk and that substantially reflects the quality of the execution of our business plan by our management team. We also regard pre-tax profit as a metric closely associated with positive returns to our stockholders. The Compensation Committee considers other accomplishments of our senior NEOs and, when appropriate, awards annual bonuses in the Committee's discretion based on those accomplishments.

In the case of our General Counsel and our Chief Financial Officer, we provide for annual bonuses solely on a discretionary basis. The Compensation Committee recognizes that these officers have broad responsibilities, and evaluates their performance retrospectively. While their decisions, advice and execution of duties are important contributors to good financial performance, the positions require exercise of judgment that should not be unduly influenced by pre-set short-term financial incentives.

The Compensation Committee believes that our executive compensation program has played an important role in incentivizing our NEOs to guide our company to success. The Committee also believes that retention of our NEOs is important because their skills and experience are critical to future success and long-term stockholder returns. Our stockholders have in the past five years supported our say-on-pay proposals, representing an endorsement of our executive compensation program.

Compensation Best Practices

Our Compensation Committee has adopted a number of best practices that are consistent with our performance-based compensation objective and that we believe serve the long-term interest of our stockholders:

Strong Link to Performance	Use of performance goals and metrics for incentive compensation that align with our long-term strategy and promote creation of stockholder value
Majority of Compensation Based on Performance	Annual cash bonuses are not guaranteed; equity awards accrue value based on increases in our stock price or total stockholder return
No Repricing	No repricing of options
No Gross Ups	No tax gross-ups are payable in connection with a change in control, severance or benefits
Reasonable Severance Provisions

Severance is payable to our senior NEOs only upon a non-fault termination of employment (whether before or after a change in control) at levels expected to be below the golden parachute excise tax threshold; severance for other NEOs is discretionary

No Hedging	Hedging of our common stock by officers and directors is prohibited
Clawback Policy	A robust clawback policy is in place
Independent Committee	The Compensation Committee consists only of independent Board members
No Excessive Perquisites	Executive benefits and perquisites are provided at relatively modest levels

Compensation Determinations

Our compensation program for NEOs other than the General Counsel and CFO provides for a targeted level of annual compensation in the form of base salary and annual incentive or bonus. We do not grant equity awards as a regular component of annual compensation, but do grant such awards from time to time, generally in connection with the executive's entry into a new multi-year employment agreement, an extension of such agreements or a promotion.

The Compensation Committee is responsible for determining the compensation of our executive officers. The Committee takes into account a variety of factors in setting the level of annual compensation of an executive officer. These include reviews of the individual's work experience and expected contributions to the success of the Company, his or her compensation history, unvested equity awards held by the individual or awards under consideration, the scope of the individual's responsibilities, the recent and expected future performance of the Company or the individual's business unit and negotiations with the individual. In its deliberations, the Committee receives information and proposals relating to compensation from management and consults with Gold.com's outside counsel. Our CEO makes recommendations regarding the compensation of other executive officers.

The Committee has explored the possibility of identifying a group of peer companies for benchmarking executive compensation, but found no public companies with a full range of businesses closely matching Gold.com's, and very few public companies with somewhat comparable lines of business and financial characteristics - particularly market capitalization - reasonably comparable to Gold.com. Therefore, the Committee has not specifically benchmarked the compensation of our executives against the compensation practices at an identified group of peer companies. The Committee has reviewed compensation survey information and compensation information on specific public companies as general information on executive compensation practices.

We believe that making a high percentage of our senior NEOs’ compensation dependent on Company or business unit performance ensures that they focus on meeting our strategic goals. By tying a high percentage of such potential compensation directly to business results, our senior executives benefit when good performance is actually achieved, consistent with our "pay-for-performance" philosophy. The elements of our compensation program are shown below.

Fixed compensation
Base Salary	Delivered in cash; salary provides a stable base amount of compensation.

Incentive compensation
Annual Bonus

Variable compensation generally delivered in cash designed to motivate and incentivize annual performance. Annual bonuses for our senior NEOs generally are awarded based on the level of pre-tax profit achieved by the Company or business units and the individual’s achievement of performance goals as described below. Discretionary annual bonuses also may be awarded to NEOs and are based on the Compensation Committee's assessment of performance, including accomplishments within the fiscal year that further the long-term success of the Company.

Long-term Incentive

Equity-based compensation designed to retain executives, reward contributions and performance over the longer-term and align executives' interests with the interests of stockholders. We do not make these awards to an executive each year, but instead make awards that provide multi-year compensation, often in connection with the entry into a new or extended employment agreement or upon a promotion. Equity awards granted as long-term incentives have generally been either:

• Stock options, in some cases with an exercise price at a premium above the market price per share of common stock on the grant date.

• Restricted stock units (RSUs).

Vesting of equity awards generally is either annually over three or four years or cliff vesting at the end of three or four years. As discussed below, we have granted a different form of long-term equity incentive award to our CEO for the four-year period of fiscal 2024 - 2027, which potentially will deliver value based on total stockholder return over that period.

In some years, we have awarded fully vested shares as a portion of the above-target payout of annual incentives.

As part of its responsibilities, the Compensation Committee regularly reviews Gold.com’s compensation program, focusing on incentive programs, risks and mitigation factors. Based on this review, the Committee has determined that our compensation policies and practices do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on Gold.com.

Employment Agreements Governing Fiscal 2026 Compensation

Our Compensation Committee has formalized significant terms of employment of our NEOs other than the General Counsel by entering into employment agreements with them. This practice has helped us attract and retain key executives and employees. In our industry, there is a high degree of competition for talented executives and employees, in particular those with specialized knowledge. Hiring often involves substantial negotiations regarding employment terms, which when agreed to may be reflected appropriately in an employment agreement. Employment agreements offer us several advantages, particularly by fixing employment terms for multi-year periods, thereby limiting renegotiations and providing for stable and predictable compensation expense. As an additional advantage to Gold.com, the agreements contain provisions that protect our business following the NEO's separation from service, including provisions requiring confidentiality, non-disparagement of the Company and, to the extent permitted by law, non-solicitation of employees.

In fiscal 2026, we had in place these employment agreements with NEOs:

•
Mr. Roberts: An employment agreement entered into on February 14, 2023, providing for an employment term extending until June 30, 2027.
•
Mr. Gjerdrum: An employment agreement entered into on April 10, 2025, providing for an employment term extending until June 30, 2028.
•
Mr. Aquilino: An employment agreement entered into on April 10, 2025 , providing for an employment term extending until June 30, 2028.
•
Mr. Dickson: An employment agreement entered into on April 10, 2025, providing for an employment term extending until June 30, 2026.

Ms. Meltzer, our General Counsel, did not have an employment agreement with Gold.com in fiscal 2026.

The following summarizes the terms of the employment agreements in effect in fiscal 2026 that provided for compensation while the NEO remained in service. Other key terms of the employment agreements relating to severance and change in control are described in the section titled "Potential Payments Upon Termination of Employment or Change in Control," at page 23.

Mr. Roberts

Our employment agreement with Mr. Roberts sets compensation and other terms for an employment term from July 1, 2023 through June 30, 2027. Significant compensation terms applicable to service in fiscal 2026 were as follows:

•
Base salary is $1,000,000 per year during the employment term.
•
Mr. Roberts is eligible to receive an annual incentive bonus for each of the fiscal years ranging from $0 to $2.0 million, based on Gold.com's annual pre-tax profits performance. The bonus is earned at the rate of one percent of pre-tax profits in excess of $50 million, up to $250 million of pre-tax profits. The Board may also approve bonus amounts in its discretion.
•
A cash incentive bonus is payable at the end of the four-year term (subject to acceleration in the event of certain terminations of employment or a change in control) equal to two percent of the Total Stockholder Return (as defined) on the outstanding shares at June 30, 2023, including dividends paid during the fiscal 2024-2027 employment term, minus the total salary and annual cash bonuses that are paid to the CEO for services during the employment term. This award is analogous to a cash-settled stock appreciation right with a base price that is at a premium over the market price of our shares at the grant date, such premium being measured by the direct cash compensation paid to the CEO during the four-year term.
•
Benefits under the agreement consist of medical insurance, disability insurance, a car allowance and other benefits generally available to executives.

Mr. Gjerdrum

Significant terms of Mr. Gjerdrum's employment agreement applicable to service in fiscal 2026 were as follows:

•
Base salary is $750,000 per year.
•
The employment agreement provides an annual incentive opportunity to earn a target amount equal to 100% of salary by achieving target performance, with lesser amounts payable for achievement of specified threshold performance levels and, in the discretion of the Compensation Committee and Board of Directors, greater amounts, up to 150% of the target amounts, payable for above-target performance. Performance goals and achievements are assessed by the Compensation Committee of the Board of Directors.
•
Upon signing the agreement, the President was granted 39,927 RSUs, vesting 33.3% per year for each completed fiscal year of employment, subject to accelerated vesting in specified circumstances.
•
Benefits under the agreement consist of medical insurance, disability insurance, a car allowance and other benefits generally available to executives.

Mr. Aquilino

Significant terms of Mr. Aquilino's employment agreement applicable to his service in fiscal 2026 were as follows:

•
Annual base salary was $375,000 per annum in fiscal 2026, increasing by $25,000 in each of fiscal 2027 and fiscal 2028.
•
Mr. Aquilino was eligible to receive an annual bonus with a targeted amount equal to 50% of base salary for the fiscal year.
•
The COO was granted 20,000 stock options on April 16, 2025, vesting 33.3% per year for each completed fiscal year of employment, subject to accelerated vesting in specified circumstances, and with a stated term of ten years.
•
Benefits under the agreement consist of medical insurance, disability insurance and other benefits generally available to executives.

Mr. Dickson

Significant terms of Mr. Dickson's employment agreement applicable to his service in fiscal 2026 were as follows:

•
Annual base salary was $450,000 per annum in fiscal 2026.
•
Mr. Dickson was eligible to receive a bonus in the discretion of the Compensation Committee and Board of Directors.
•
The CFO was granted 4,150 restricted stock units on May 2, 2025, vesting on May 1, 2026, subject to accelerated vesting in specified circumstances.
•
Benefits under the agreement consist of medical insurance, disability insurance and other benefits generally available to executives.

Compensation in Relation to Long-Term Performance

The performance of Gold.com in recent years has been strong, particularly in the growth of revenues and pre-tax profits, successful acquisitions, organic growth of our key lines of business and total return to stockholders. Performance in fiscal 2026 resumed this long-term trend after a down year in fiscal 2025.

Gold.com's long-term success has been driven by the outstanding performance of its experienced management team, with compensation that has not been unduly high in relation to the high returns to stockholders. The Board and Committee believe that our executive officers deserve to be compensated at levels and on terms that recognize their success and value to Gold.com, that are competitive in the marketplace and that promote continued success and encourage long-term service to Gold.com. We therefore have negotiated employment agreements with our CEO, President and COO governing their compensation for fiscal 2026 and later years. In all cases, substantial portions of the executive's compensation remain dependent on strong corporate and individual performance.

Annual Incentive Payouts for Fiscal 2026 Performance

As stated above, for fiscal 2026 our CEO and President had the opportunity to earn a performance bonus based on achievement of a pre-specified level of pre-tax profit of Gold.com. Those executives and the COO also were awarded discretionary bonus amounts based on an assessment of a broad range of performance achievement. Such performance bonuses were intended to provide performance-based cash compensation that rewarded those NEOs for their contribution to our financial performance and business success.

For purposes of the annual incentive awards, “pre-tax profits” were defined as Gold.com’s net income, as determined under U.S. Generally Accepted Accounting Principles or GAAP, for the fiscal year, adjusted to eliminate the positive or negative effects of income taxes (in accordance with GAAP).

The CEO's employment agreement provides for an annual incentive bonus equal to one percent of pre-tax profits in excess of $50 million, up to $250 million of pre-tax profits. Fiscal 2026 pre-tax profits were $109.5 million, resulting in a payout under the CEO's pre-set annual incentive formula of $595,222.

The Committee considered the substantial success of the CEO and our team of NEOs in fiscal 2026 in the accomplishment of a number of critical tasks and initiatives:

•
Compared to fiscal 2025, revenues up 132%, gross profit up 115%, diluted earnings per share up 325%, and EBITDA up 179%.
•
One-, three- and five-year total stockholder returns (annualized) of 92%, 7% and 17%.
•
Successful closing of Investment by Tether (a market leader in stable coins), bringing $150 million in capital into the business and adding a new key customer and strategic partner.
•
Acquisition of Monex Deposit Company and increased Gold.com investment in Atkinsons Bullion & Coins, and identification of and engagement with additional merger and acquisition opportunities.

•
Launching of new business initiatives, including further expansion into alternative assets and products and channels adjacent to precious metals.
•
Ongoing development of talent and reorganization, targeted to the ever-changing needs of our growing enterprise.

In consideration of these accomplishments, the Committee recommended and the Board approved a total bonus for the CEO of $1 million, of which $595,222 was payment of the contractual bonus and $404,778 was discretionary bonus.

For the President, a contractual bonus of $562,500 became payable because our pre-tax profits of $109.5 million exceeded the fiscal 2026 budgeted level of pre-tax profits. The Compensation Committee recommended and the Board approved an award of an additional $187,500 as discretionary bonus; this total bonus represented the target level of bonus. The Compensation Committee took into consideration the fiscal 2026 financial successes noted above and the following specific accomplishments of the President:

•
The President was instrumental in negotiating and closing the Tether and Monex transactions, and establishing our trading relationship with Tether.
•
He closed our multi-year credit facility.
•
He managed our liquidity through a highly challenging period with gold in excess of $5,000 per ounce and silver in excess of $120 per ounce, with no defaults and achieving record profits in our fiscal third quarter.
•
He led our cost reduction and efficiencies efforts in identifying cost savings, building and launching greater standardization over our business portfolio and achieving post-acquisition synergies.
•
He worked to expand our logistics capabilities and technologies, added and expanded our lease and repurchase partnerships to increase our access to capital and worked with our Asia team to open and expand our presence in Singapore and the surrounding region.

The Committee recommended and the Board approved a discretionary bonus of $200,000 to our COO (107% of the target bonus). This award was in view of the financial performance achieved in fiscal 2026 and the following specific accomplishments of the COO:

•
He completed the rollout of our logistics automation plant and completed reconfiguration of the primary facility to meet new requirements, including the logistics centralization and integration of new acquisitions and support for our growing Costco relationship and the growth and requirements of our new Tether relationship.
•
He led the build-out of a new facility to significantly increase our gold and silver storage capacity, with the addition of office space and studios for live sales broadcasts.
•
He expanded the capacity of our Las Vegas-based precious metals depository and distribution center and our global wholesale and direct-to-consumer logistics to meet our current and future needs.

The Committee also recommended and the Board approved awards of discretionary bonuses to Cary Dickson, our CFO in fiscal 2026, and Carol Meltzer, our General Counsel. In recommending a bonus of $450,000 for the CFO, the Committee sought to recognize and reward Mr. Dickson for returning to Gold.com last year, his work in upgrading the financial team and retaining key existing talent to handle our sustained transactions and M&A growth, his assistance in completing of the 2025 Annual Report on Form 10-K, his key role in identifying cost savings and improving company-wide efficiencies and in particular his exceeding all expectations in his role. In recommending a bonus of $250,000 for the General Counsel, the Committee sought to recognize and reward her for her critical role in the successful rebrand and launch of the renamed Gold.com, her leading the successful migration of the Company from NASDAQ to the New York Stock Exchange, her key role on numerous acquisitions, investments and other projects, as well as her coordinating all legal, SEC and regulatory filings and analyses required for a number of transactions and initiatives and in our cost savings and synergy efforts, and her successful expansion of the in-house legal team to meet the increasing regulatory and compliance requirements of our growing businesses, enhancing our in-house capabilities and improving our management of outside legal costs.

Other Policies and Practices

Grant Practices Relating to Equity Awards

Generally, our Compensation Committee has granted equity awards in connection with the hiring or promotion of executives or the renewal of long-term employment agreements with executives. Non-employee directors receive annual grants of restricted stock units at the date of our Annual Meeting. For employees, annual grants of equity awards are not a regular component of our compensation program, although equity grants have been made to employees on a non-scheduled basis to promote long-term retention and reward outstanding performance. The Compensation Committee does not have a formal policy regarding the timing of grants of stock options or stock appreciation rights ("SARs") in relation to the release of material non-public information. The Committee relies on our General Counsel and other advisers to alert it to the existence of material non-public information that, at the time of grant of options or SARs, could cause the exercise or base price of the award to be low or high in relation to the market value that would prevail after release of the material information. This enables the Committee to delay a given grant to ensure fairness and legal compliance.

The only grant of equity awards to our NEOs in fiscal 2026 was a grant of 1,500 restricted stock units to our General Counsel. The purpose of this grant was to recognize and reward her excellent work on a number of corporate transactions in fiscal 2025 and 2026, and to promote further long-term service to Gold.com.

Perquisites and Benefits

We provide to NEOs the same benefits available generally to salaried employees. The CEO and President are also provided with an automobile allowance (the amount for the CEO has remained the same since 2014) and the CEO is provided with additional life insurance. The value of these additional compensation items in fiscal 2026 is reported in the Summary Compensation Table and applicable footnotes.

Payments Upon Separation from Service or Change in Control

Gold.com's compensatory arrangements relating to separations from service or a change in control of the Company are described under the caption "Potential Payments Upon Termination of Employment or Change in Control."

Cary Dickson served as our CFO and Executive Vice President in fiscal 2026. He had previously served us in executive capacities, including as CFO, in the period 2015 - 2019. At September 14, 2026, Mr. Dickson retired from his positions, and Jill Van, our Executive Vice President and Controller, was promoted to the position of CFO (she also continues as Executive Vice President). No severance or other enhancement of benefits was paid or provided in connection with Mr. Dickson's retirement.

Indemnification Agreements

We have entered into indemnification agreements with all of our NEOs that provide for indemnification by the Company against certain liabilities incurred in the performance of their duties.

Recoupment or "Clawback" Policy

The Compensation Committee and the Board of Directors have adopted a recoupment policy - sometimes referred to as a "clawback" policy. This policy requires that an incentive award paid out based on Gold.com's performance will be subject to forfeiture if there occurs a restatement of Gold.com's financial statements and the restated financial information would have resulted in a reduced payout (if the award were paid out within the preceding 36 months). This policy applies even if the executive did not engage in misconduct leading to the restatement. The forfeited amount would be the amount by which the original payment exceeded the payment that would have resulted from the corrected financial information.

In this regard, we have also adopted a recoupment policy, as required by NYSE rules, providing that, subject to certain permitted exemptions, if we are required to restate our financial results due to material noncompliance with financial reporting requirements under the securities laws, the Compensation Committee will seek recovery of any cash- or equity-based incentive compensation (including vested and unvested equity) paid or awarded to the executive officer, to the extent the compensation was based on erroneous financial data and exceeded what would have been paid under the financial results as restated.

Insider Trading Policy

Gold.com has adopted an Insider Trading Policy that governs the purchase, sale and other transactions in Gold.com securities by directors, officers and employees, as well as such transactions by Gold.com. We recognize that our NEOs and directors may sell shares from time to time in the open market to realize value to meet financial needs and diversify their holdings, particularly in connection with exercises of stock options. All such sales transactions are required to comply with our insider trading policy.

Hedging Policy

Our insider trading policy precludes our NEOs and directors from short selling or buying exchange-traded put options or call options associated with our stock. We restrict these and similar transactions that would serve to “hedge” the risk of owning our stock and otherwise can be highly speculative transactions with respect to our stock.

Tax Deductibility of NEO Compensation

Internal Revenue Code Section 162(m) provides that Gold.com cannot claim tax deductions for most forms of compensation in excess of $1.0 million in a given year paid to each of our CEO and CFO and certain other highly compensated executive officers. In setting compensation for our NEOs, the Compensation Committee regards Section 162(m) as a lawful tax obligation of the Company separate from the tax obligations of the NEOs receiving the compensation. The greater focus in the compensation-setting process is the amount and timing of expense recognition by Gold.com; the tax impact of Section 162(m) is an additional consideration but not a significant one.

COMPENSATION COMMITTEE REPORT

The function of the Compensation Committee is to advise senior management on the administration of our compensation programs and plans, review and approve corporate goals and objectives relevant to senior executive officers' compensation arrangements, evaluate the performance of the executive officers in light of those goals and objectives, determine the executive officers’ compensation levels based on this evaluation, assist our executive officers in formulating compensation programs applicable to our other senior management and oversee our equity compensation plan.

Our Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis section of this Proxy Statement. Based upon the reviews and discussions, we have recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the 2026 Annual Report on Form 10-K.

Submitted by the Compensation Committee of the Board of Directors:

Jess M. Ravich, Chair

Ellis Landau

John U. Moorhead

Kendall Saville

OTHER COMPENSATION INFORMATION

Summary Compensation Table - Fiscal 2026

The table below sets forth the compensation of the Company's named executive officers ("NEOs") for fiscal 2026, 2025 and 2024.

Summary Compensation Table - Fiscal 2026, 2025 and 2024
Name and Principal Position	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation (4) ($)	All Other Compensation (5) ($)	Total ($)
Gregory Roberts	2026	1,000,000	404,778	—	—	595,222	87,219	2,087,219
Chief Executive Officer and Director	2025	1,000,000	200,000	—	—	—	87,246	1,287,246
(Principal Executive Officer)	2024	1,000,000	—	5,652,036	—	250,000	86,545	6,988,581
Thor Gjerdrum	2026	750,000	187,500	—	—	562,500	84,333	1,584,333
President	2025	650,000	17,187	882,786	—	182,813	23,525	1,756,311
	2024	650,000	—	—	—	250,000	48,850	948,850
Brian Aquilino	2026	375,000	200,000	—	—	—	36,202	611,202
Chief Operating Officer	2025	350,000	—	—	194,304	75,000	30,017	649,321
	2024	325,000	—	—	—	100,000	24,728	449,728
Carol Meltzer	2026	450,000	250,000	47,055	—	—	47,568	794,623
Executive Vice President, General Counsel,	2025	300,000	70,000	—	—	—	35,475	405,475
Secretary and Director	2024	300,000	125,000	—	—	—	33,799	458,799
Cary Dickson	2026	450,000	350,000	—	—	—	20,362	820,362
Former Executive Vice President and Chief Financial Officer	2025	75,000	—	100,555	—	—	844	176,399
(Principal Financial Officer - fiscal 2026)

(1)
Salary amounts represent annual salary paid for services performed in the fiscal year. Salary payments received may vary due to the timing of pay periods that start in one fiscal year and end in the next.
(2)
Bonus amounts for fiscal 2026 reflect discretionary bonuses paid for fiscal 2025 performance. See “Compensation Discussion and Analysis.”
(3)
The fair value of the fiscal 2026 stock award shown in the "Stock Award" column is based on the closing price of our Common Stock on the grant date. For information regarding the assumptions for determining fair value, see Note 17 to our consolidated financial statements, included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2026. The terms of these awards are described above in the "Compensation Discussion and Analysis."
(4)
Non-equity incentive plan compensation paid for fiscal 2026, based on achievement of pre-set business goals, is described in greater detail above in the “Compensation Discussion and Analysis.”
(5)
Amounts in this column for fiscal 2026 are as follows:
•
Mr. Roberts received $9,000 as a car allowance, $15,678 as a 401(k) matching contribution, $2,445 as Company-paid insurance premium and $60,096 as a cash payment in lieu of vacation time.
•
Mr. Gjerdrum received $9,000 as a car allowance, $19,805 as a 401(k) matching contribution and $55,529 as a cash payment in lieu of vacation time.
•
Mr. Aquilino received $16,370 as a 401(k) matching contribution and $19,832 as a cash payment in lieu of vacation time.
•
Ms. Meltzer received $17,712 as a 401(k) matching contribution and $29,856 as a cash payment in lieu of vacation time.
•
Mr. Dickson received $20,362 as a 401(k) matching contribution.

Grants of Plan-Based Awards -- Fiscal 2026

Name	Grant Date	Date of Board or Compensation Committee Approval	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards; Number of Stock Units (#)	Other Option Awards; Number of Shares Underlying Options (#)	Exercise price of option awards ($)	Grant-date fair value of stock and option awards ($)(2)
			Threshold ($)	Target ($)	Maximum ($)
Gregory N. Roberts	7/1/2024	2/14/2023	—	1,000,000	2,000,000	—	—	—	—
Thor Gjerdrum	4/10/2025	4/10/2025	140,625	750,000	1,125,000	—	—	—	—
Brian Aquilino	―	—	—	—	—	—	—	—	—
Carol Meltzer	12/10/2025	12/10/2025	—	—	—	1,500	—	—	47,055
Cary Dickson	―	—	—	—	—	—	—	—	—

(1)
Grant of annual incentive to the executive, as discussed in the Compensation Discussion and Analysis.
(2)
This column reports the grant-date fair value of equity awards granted to the executives in fiscal 2026. See also footnote (3) to the Summary Compensation Table.

Outstanding Equity Awards At Fiscal Year-End — Fiscal 2026

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)
Gregory N. Roberts	70,000	—		3.10	8/30/2028	—	—
	20,000	—		5.00	8/30/2028	—	—
	325,460	—		1.63	11/22/2029	—	—
Thor Gjerdrum	—	—		—	—	26,618	1,134,193	(3)
Brian Aquilino	6,667	13,333	(4)	23.84	4/16/1935	—	—
Carol Meltzer	4,000	—		6.05	1/26/2027	1,500	63,015	(5)
	6,000	—		3.10	8/30/2028	—	—
Cary Dickson	—	—		—	—	—	—

(1)
All options in this column were fully vested and exercisable at June 30, 2026.
(2)
Market value is based on the closing price of Gold.com Common Stock on the New York Stock Exchange on June 30, 2026, $41.61 per share, plus the cash value of accrued dividend equivalents.
(3)
One-half of these restricted stock units vest on each of June 30, 2027 and 2028.
(4)
These options vest and become exercisable as to one-half of the underlying shares on each of June 30, 2027 and 2028.
(5)
These restricted stock units vest as to one-third of the underlying shares on each of December 10, 2026, 2027 and 2028.

At June 30, 2026, Mr. Roberts held an award in the form of a cash incentive bonus that has value based on total stockholder return but is not readily characterized as an option or a stock award. The bonus will be payable at the end of the four fiscal-year period -- fiscal 2024-2027 -- subject to acceleration in the event of certain terminations of employment or a change in control. The payout will be equal to two percent of the Total Stockholder Return (as defined) on the outstanding shares at June 30, 2023, including dividends paid during the fiscal 2024-2027 period, minus the total salary and annual cash bonuses that are paid to the CEO for services during the period. This award is analogous to a cash-settled stock appreciation right with a base price with a variable premium over the market price of our shares at the grant date, such premium being measured by the direct cash compensation paid to the CEO during the four-year term. At June 30, 2026, this award had a fair value of $3,431,772.

Option Exercises and Stock Vested -- Fiscal 2026

The table below provides information regarding stock options exercised and stock awards vested during fiscal 2026 for each of our named executive officers. The value realized upon exercise of the options when accompanied by a sale is based on the weighted average market price of sales of the shares underlying the options on the day of exercise. In the cases of option exercises not accompanied by sales and vesting of stock awards, the value is based on the closing price of our shares on the Nasdaq Global Select Market or New York Stock Exchange (as applicable) on the day the option was exercised or the stock award vested plus the value of cash dividend equivalents credited on stock awards.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Gregory N. Roberts	401,000	13,159,749	—	—
Thor Gjerdrum	—	—	13,309	567,096
Brian Aquilino	10,000	198,573	—	—
Carol Meltzer	5,000	164,176	—	—
Cary Dickson	—	—	4,150	179,405

Potential Payments upon Termination of Employment or Change in Control

The following information describes and quantifies (where possible) certain enhanced compensation that would become payable under then-existing agreements and plans if the named executive officer’s employment had terminated on June 30, 2026. Voluntary resignation or termination for cause would not result in any enhancement in compensation.

In fiscal 2026, two of our named executive officers, Gregory N. Roberts and Thor Gjerdrum, had employment agreements providing for certain payments and benefits in the event of termination of the executive due to death, total disability or other specified circumstances. Under those employment agreements, severance payments to the executive were payable if, during the term of the employment agreement, the executive’s employment was terminated by us without cause or was terminated by the executive for “Good Reason,” as defined. Severance for such a termination in fiscal 2026 would have been payable as follows:

•
For Mr. Roberts, a lump-sum amount equal to the annualized level of salary paid during the 36 months preceding the month of termination plus the average annual incentive paid for the three fiscal years prior to the year of termination, but in any case not less than $2 million.
•
For Mr. Gjerdrum, continued payments of base salary for one year at the rates specified in the employment agreement.

In addition, these executive officers would have been entitled to the following:

•
Payment of compensation accrued as of the date of termination, consisting of salary, performance bonus earned in any fiscal year completed before termination but not yet paid, business expenses reimbursable under our expense policies and payment in lieu of accrued but unused vacation.
•
Payment of the pro rata portion of the performance bonus for the fiscal year of termination (based on the portion of the fiscal year worked), payable if and when such bonus would have been paid if employment had continued.
•
Mr. Roberts would receive a payout of his four-year cash incentive award (the "Accelerated Payout"), determined as follows: The performance period would end upon his termination, in which case he would be paid the cash value of the award based on the total stockholder return from July 1, 2023 through such end date of the performance period, reduced by the amount of salary and bonuses earned by him during the performance period.

Good Reason would have arisen if Gold.com materially decreased or failed to pay the executive’s base salary or performance bonus, or materially changed the executive’s job description or duties in a way adverse to the executive, or relocated the executive’s job site by more than a specified distance without his consent, if in each case Gold.com failed to cure the circumstances after notice from the executive. Other material breaches of the employment agreement could constitute “Good Reason” in some instances.

In the event of termination of any of the two senior executive officers' employment during fiscal 2026 in other circumstances, the termination payments and benefits under their employment agreements would have been as follows:

•
For all terminations, the compensation accrued as of the date of termination (as summarized above) would have been paid.
•
In the event of termination due to death or total disability, the executive would have received the pro rata performance bonus for the fiscal year of termination, and pro rata vesting of equity awards, and Mr. Roberts would receive the Accelerated Payout of his four-year cash incentive award.
•
In the event of a termination not for cause or for Good Reason, or death or disability, the executive or his dependents would receive continued health benefits paid by the employer for six months.

Under our employment agreements with these executives, their rights to cash severance are not enhanced if there has occurred a change in control of Gold.com. The employment agreements provide that certain payments under the agreements will be reduced if, following a change in control, the executive would be subject to the “golden parachute” excise tax and the reduction in payments would result in the executive realizing a greater after-tax amount.

The agreements governing stock options and RSUs granted to our named executive officers provide that vesting will accelerate in full upon a change in control of Gold.com. In the event of a change in control during the performance period for Mr. Roberts' four-year cash incentive award, the performance period will end upon the change in control and he will receive the Accelerated Payout of the award. The agreements governing unvested RSUs and unvested stock options held by our named executive officers at June 30, 2026 provide for accelerated vesting upon a termination of employment by the Company not for Cause and, in the case of our President, termination of employment for Good Reason, and those agreements also provide for vesting of a pro rata portion of the RSUs or options in the event of death or termination due to disability.

Summary of Payments Upon Termination or Change in Control if Occurring on June 30, 2026

The table below shows the estimated value of enhanced compensation to which a named executive officer would have been entitled if the executive’s employment had been terminated on June 30, 2026. For purposes of valuing these amounts, we took into account the following considerations:

•
Amounts shown for compensation following a change in control assume that no payment to a named executive officer would have been reduced to avoid adverse tax consequences under Code Sections 4999 and 280G. No named executive officer is eligible to receive a “gross-up” payment to offset golden parachute excise taxes under Code Section 4999 or to reimburse the executive for related taxes.
•
Except as otherwise indicated, all amounts reflected in the table would be paid on a lump-sum basis based on a June 30, 2026 termination date, subject to any applicable six-month delay required under Section 409A of the Internal Revenue Code.
•
Equity awards that immediately vest upon termination or a change in control are valued at $41.61 per share, the closing price of our shares on the last trading day of fiscal 2026 on the New York Stock Exchange.

Name	Involuntary Termination ($)(1)		Occurrence of a Change in Control ($)	Involuntary Termination Following a Change in Control ($)(1)		Retirement ($)	Death or Disability ($)
Gregory N. Roberts	3,029,145	(2)	—	3,029,145	(2)	—	30,017	(2)
Thor Gjerdrum	1,929,310	(3)	1,134,193	795,117	(3)	—	45,117	(2)
Brian Aquilino	236,927		236,927	—		—	—
Carol Meltzer	63,015		63,015	—		—	11,514
Cary Dickson	—		—	—		—	—

(1)
"Involuntary termination," in the case of Mr. Roberts and Mr. Gjerdrum, includes termination by the executive for "Good Reason." Fiscal 2026 bonus amounts for Mr. Roberts and Mr. Gjerdrum other than discretionary bonuses became non-forfeitable at June 30, 2026, although the amounts would be determined after fiscal year end. Those bonus amounts, which would have been payable on a pro rata basis upon an involuntary termination not for cause, a termination by the executive for Good Reason or death or disability prior to year end, are reflected in the Summary Compensation Table and are not shown as enhancements to compensation in this column.
(2)
Includes estimated value of healthcare benefits to be provided for six months following termination of employment.
(3)
Severance payments of $750,000 for Mr. Gjerdrum would be paid at payroll dates over the one-year period following termination. Includes estimated value of healthcare benefits to be provided for six months following termination of employment.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of Gregory N. Roberts, our Chief Executive Officer.

To identify the employee whose annual total compensation represents the median of that of our employees (the "median employee"), our methodology and the material assumptions, adjustments and estimates were as follows:

We determined that, as of June 30, 2026, our employee population (other than our CEO) consisted of approximately 1,355 individuals working for us and our consolidated subsidiaries, including all full-time, part-time, seasonal and temporary employees. Non-United States-based employees were included in the analysis except for one jurisdiction, for which all seven employees were excluded (as permitted by applicable regulations).

To identify the fiscal 2026 “median employee” from our employee population, we conducted an analysis of our entire U.S. employee population. Given the variety of the jobs filled by our employees across multiple industries, we use a variety of pay elements to compensate our employees. For example, some employees are paid an hourly wage while others are paid a fixed salary. In addition, many of our employees have historically received cash bonuses. Consequently, we used payroll data and selected all wages paid (as defined for U.S. federal income tax purposes and comparable compensation in foreign jurisdictions), including hourly, overtime, salary and bonuses, as the most appropriate measure of compensation. We used all such compensation paid to our employees in the latest year. In making these calculations, we did not annualize or otherwise adjust compensation for part-year, temporary or seasonal employees and did not make any full-time adjustments for part-time workers. Additionally, we made no cost-of-living adjustments in our calculations.

We calculated our median employee’s fiscal 2026 total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, the same way we calculated the total compensation of our CEO as disclosed in our Summary Compensation Table. Using this methodology, we determined that our median employee’s fiscal 2026 total compensation was $72,335.16. Based on this information, we estimate that, for fiscal 2026, our CEO’s annual total compensation was approximately 28.9 times that of the our median employee's fiscal 2026 total compensation.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation deemed to be "actually paid" (as that term is used in Item 402(v)) and certain key metrics relating to Gold.com's financial performance. For further information concerning how our executive compensation program is structured and how we align executive compensation with Gold.com's performance, please see the section “Compensation Discussion and Analysis” above.

					Value of initial fixed $100 investment from June 30, 2021:
Fiscal Year	Summary compensation table total for CEO $	Compensation actually paid to CEO $	Average summary compensation table total for other NEOs $	Average compensation actually paid to other NEOs $	Gold.com total stockholder return $	Peer group total stockholder return $	Net Income attributable to Gold.com ($,000s)	Pre-tax profits ($,000s)
2026	2,087,219	4,584,053	958,886	1,257,045	216.17	154.18	82,341	109,522
2025	1,287,246	(909,765)	809,033	787,334	112.37	130.45	17,320	21,270
2024	6,988,581	4,568,494	618,057	590,917	159.76	70.41	68,546	82,778
2023	1,451,081	1,809,983	974,708	1,216,967	175.42	44.29	156,360	203,170
2022	1,661,309	4,550,182	1,152,770	1,691,984	143.54	35.88	132,536	166,417

The Principal Executive Officer (‘‘CEO’’) and other NEOs for the applicable fiscal years were as follows:

2026: Mr. Roberts served as our CEO, and Mr. Gjerdrum, Mr. Aquilino, Ms. Meltzer and Mr. Dickson served as our other NEOs.

2025 and 2024: Mr. Roberts served as our CEO, and Mr. Gjerdrum, Mr. Aquilino, Ms. Simpson-Taylor and Ms. Meltzer served as our other NEOs.

2023 and 2022: Mr. Roberts served as our CEO and Messrs. Gjerdrum, Wittmeyer, Aquilino and Ms. Simpson-Taylor served as our other NEOs.

The companies listed below are the peer companies included in the table above, in the indicated lines of business. The same companies constituted our peer companies for fiscal 2026, 2025, 2024 and 2023:

Alternative Brokerage Firms	Alternative Financial Services	E-Commerce
BGC Group, Inc. (BGC)	Enova International, Inc. (ENVA)	Carvana Co. (CVNA)
IG Group Holdings plc (IGG.L)	EZCORP, Inc. (EZPW)	Stitch Fix, Inc. (SFIX)
StoneX Group Inc. (SNEX)	FirstCash Holdings, Inc. (FCFS)	The Lovesac Company (LOVE)
Swissquote Group Holding Ltd (SQN.SW)	Regional Management Corp. (RM)	Liquidity Services, Inc. (LQDT)
B. Riley Financial, Inc. (RILY)	World Acceptance Corporation (WRLD)	Beyond, Inc. (BBBY)
Oppenheimer Holdings Inc. (OPY)	GreenDot Corporation (GDOT)	PC Connection, Inc. (CNXN)

The Summary Compensation Table totals reported for our CEO for fiscal 2022 - 2026 and those amounts for the other NEOs reflected in the table above were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate “compensation actually paid”:

	2026		2025		2024		2023		2022
	CEO	Average for other NEOs	CEO	Average for other NEOs	CEO	Average for other NEOs	CEO	Average for other NEOs	CEO	Average for other NEOs
Summary Compensation Table Total	2,087,219	958,886	1,287,246	809,033	6,988,581	618,057	1,451,081	974,708	1,661,309	1,152,770
Adjustments:
Deduction for amount reported under the “Stock Awards” and “Option Awards” Columns of the Summary Compensation Table	—	(11,764)	—	(269,273)	(5,652,036)	—	—	(41,402)	(212,476)	(266,906)
Increase - year-end fair value of equity awards granted during year that remain unvested at year end (1)	—	15,754	—	275,992	3,231,949	—	—	36,395	—	232,780
Increase - vest-date fair value of equity awards granted during year that vested during year	—	—	—	—	—	—	—	—	212,476	42,498
Increase/deduct - Change in fair value of all equity awards unvested at prior year end and at year end (year-end fair value minus prior-year-end fair value)	2,496,834	181,552	(2,197,011)	—	—	(18,077)	—	186,979	1,432,515	418,359
Increase/deduct - Change in fair value of all equity awards unvested at prior year end that vested during year (vest date fair value minus prior-year-end fair value)	—	112,617	—	(28,418)	—	(17,725)	358,902	48,738	1,456,358	112,483
Deduct - Fair value of equity awards unvested at prior year end but forfeited during year (deduct fair value at prior year end)	—	—	—	—	—		—	—	—	—
Increase - dividends paid on restricted stock and dividend equivalents accrued on unvested equity awards during the year (not otherwise counted in the Summary Compensation Table or year-end or vest-date fair value of equity awards)	—	—	—	—	—	8,662	—	11,549	—	—
Total adjustments:	2,496,834	298,159	(2,197,011)	(21,699)	(2,420,087)	(27,140)	358,902	242,259	2,888,873	539,214
Compensation actually paid	4,584,053	1,257,045	(909,765)	787,334	4,568,494	590,917	1,809,983	1,216,967	4,550,182	1,691,984

Relationship Between Compensation Actually Paid and Performance Measure

The chart below shows graphically, for the period of fiscal 2022 - 2026, the total stockholder return of an investment of $100 on June 30, 2021 in Gold.com common stock, as compared to the performance of an equal investment in the peer company group identified above. The chart also shows the "compensation actually paid" in each of the five fiscal years in that period.

GOLD TSR & Peer TSRs vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Value of $100 Investment From 6/30/2021
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
-$1.00
-$2.00
$250
$200
$150
$100
$50
$0
6/30/22
6/30/23
6/30/24
6/30/25
6/30/26
$4.55
$1.69
$143.54
$35.88
$1.81
$1.22
$175.42
$44.29
$4.57
$0.59
$159.76
$70.41
($0.91)
$0.79
$112.37
$130.45
$4.58
$1.26
$216.17
$154.18
PEO CAP
Average NEO CAP
GOLD
Peer Group

Gold.com's total stockholder return on an investment of $100 at June 30, 2021, has been substantial: 44% in 2022, 75% in the two-year period of fiscal 2022 and 2023, 60% in the three-year period of fiscal 2022 - 2024, 12% in the four-year period fiscal 2022 - 2025 and 116% in the five-year period of fiscal 2022-2026. Year-over-year results also were positive in fiscal 2023 (22%) but negative in fiscal 2024 (-9%) and fiscal 2025 (-29.7%), but bounced back vigorously in fiscal 2026 (92%).

In four of the five years since June 30, 2021, our total stockholder returns have exceeded the total stockholder returns of our peer group. Peer group returns were negative 64% in our fiscal 2022, negative 56% in the comparable two-year period of fiscal 2022 and 2023, negative 30% in the three-year period of fiscal 2022 - 2024, plus 30% in the four-year period of fiscal 2022 - 2025 and 54% in the five-year period of fiscal 2022 - 2026.

The "compensation actually paid" to our CEO, as shown above, was generally aligned with Gold.com's performance in fiscal 2022 - 2026. In the period 2022 - 2023, in line with Gold.com's exceptional performance, our CEO was paid annual bonuses at maximum pre-set levels, together with a discretionary bonus payout in fiscal 2022. A larger portion of the CEO's "compensation actually paid" in fiscal 2022 resulted from increases in the fair value of his stock options that remained unvested at any time in the fiscal year. Note that "compensation actually paid," as defined in SEC rules, includes year-over-year changes in the fair value of unvested stock options, which treats those values as "actually paid" even though the executive has not exercised and, until the final vesting date, cannot exercise the options that are factored into the "compensation actually paid."

In fiscal 2024, "compensation actually paid" to the CEO reflected the increased compensation levels under his then new employment agreement. The CEO's salary had not been increased in the five fiscal years prior to fiscal 2024. The CEO received no fiscal 2024 annual bonus, based on pre-tax profits performance in accordance with the terms of his employment agreement. The CEO was granted a cash-incentive award reflected as compensation in fiscal 2024; the award was intended as an incentive for four fiscal years of service, but under the SEC's "compensation actually paid" methodology initially results in a large increase in "compensation actually paid" in fiscal 2024.

The cash incentive award granted in fiscal 2024 will provide value to the CEO only if he achieves robust total stockholder return (from a base share value of $36.32) in the period of fiscal 2024 through fiscal 2027. He has been granted no other equity award in the three fiscal years completed since that award was granted. The fair value of this four-year incentive award is closely aligned with stock price and total stockholder return. However, the award reduces the payout by the amount of bonuses paid to the CEO in the four-year performance period, so it will result in a payout only if very substantial total stockholder returns are achieved by the end of fiscal 2027.

In fiscal 2025, "compensation actually paid" to the CEO was negative $909,765, which was both a result of and fully aligned with the negative total stockholder return for the year. The negative "compensation actually paid" resulted from a substantial decline in the fair value of the four-year cash incentive award. No equity award was granted to the CEO in fiscal 2025. No bonus was awarded based on profits in fiscal 2025; a discretionary bonus was awarded equal to 20% of the CEO's salary, in recognition of Gold.com's growth by completion of three significant acquisitions during fiscal 2025.

In fiscal 2026, our stock price rose 88% from fiscal 2025 and total stockholder return was 92%. As a result, the fair value of the CEO's four-year incentive award increased by approximately $2.5 million (267%) year-over-year, constituting more than half of "compensation actually paid" for the year.

Growth in the stock price represented the major portion of total stockholder return in fiscal 2022, 2023 and 2026 (dividends represent the remaining portion of total stockholder return), and the fair values of unvested stock options and the four-year cash incentive award have been closely aligned with both positive and negative changes in stock price. However, the CEO did not receive further grants of stock options after November 2019. As a result, his "compensation actually paid," although generally aligned with the favorable total stockholder returns in fiscal 2022 and fiscal 2023, in fact declined in those years due to the vesting of a portion of his stock options before the beginning of fiscal 2022 and 2023 (only unvested stock options are factored into the SEC's metric of "compensation actually paid"). The portion of the CEO's "compensation actually paid" attributable to stock options was 68% in 2022, 20% in 2023 and 0% in 2026.

For the other NEOs in the above table, equity grants during fiscal 2022 - 2023 tended to offset the vesting of equity awards granted before fiscal 2022, so that the "compensation actually paid" level averaged for the other NEOs remained relatively consistent in fiscal 2022 and 2023, except that the pay level for fiscal 2022 was higher mainly due to one equity award held by an executive who first became an NEO in that fiscal year. The other NEOs received no equity grants in fiscal 2024, held few remaining unvested equity awards and received annual incentive awards lower than in fiscal 2023, resulting in "compensation actually paid" that was aligned with fiscal 2024 total stockholder return.

In fiscal 2025, the average "compensation actually paid" to the other NEOs was boosted by equity awards granted to two NEOs at the time of renewal of their employment agreements. In fiscal 2026, only one of the NEOs received an equity award grant. Gold.com does not routinely grant equity awards as a component of annual compensation; grants at the time of employment agreement renewals require multiple years of service as a condition to vesting. The "compensation actually paid" methodology does not allocate value of new equity grants over the vesting years in the way GAAP accounting rules do, with the result that "compensation actually paid" to the other NEOs appears to have been not well aligned compared to fiscal 2025 total stockholder return. In fiscal 2026, "compensation actually paid" to other NEOs was directionally aligned with total stockholder return based on higher levels of annual bonuses and year-over-year growth in the value of previously granted equity awards.

"Compensation actually paid" in fiscal 2022 - 2026 generally was aligned with net income attributable to Gold.com ("Gold.com Net Income"). Gold.com Net Income in fiscal 2022 and 2023, $132.5 million and $156.4 million, respectively, were at high levels compared to historical levels achieved before fiscal 2021, and the amounts of "compensation actually paid" to the CEO and other NEOs generally corresponded to those results. Gold.com Net Income in fiscal 2024 ($68.5 million) and fiscal 2025 ($17.3 million) were lower than the fiscal 2022 and 2023 results, but rebounded well in fiscal 2026 ($82.3 million). Our year-end stock price has been aligned with these net income results (this cannot be expected to always be the case), with the result that "compensation actually paid" generally has been aligned with net income at those fiscal year-ends.

"Compensation actually paid" in fiscal 2022 - 2026 also was generally aligned with net income before provision for income taxes, a GAAP item we refer to as "pre-tax profit." Pre-tax profit in fiscal 2022 was robust, at $166.4 million, and in fiscal 2023 pre-tax profit set a new record, at $203.2 million. Pre-tax profit in fiscal 2024 and fiscal 2025 was down from the fiscal 2023 level. As discussed in the "Compensation Discussion and Analysis" above, annual incentive awards for our senior named executive officers are in part tied directly to pre-tax profits, and those awards, as a component of "compensation actually paid," are in direct alignment with that measure of performance. However, changes in the fair value of equity awards that are unvested at the beginning of a fiscal year (those fair value changes being tied mainly to changes in stock price) and the grant of equity awards only in certain years (mainly, years in which employment agreements are renewed) rather than as a component of annual compensation cause the SEC's "compensation actually paid" metric, for Gold.com and in some years, to be less well aligned with both Gold.com Net Income and pre-tax profit.

Most Important Financial Performance Measures

The following are the two most important financial performance measures used by Gold.com to link compensation actually paid to the CEO and other NEOs in fiscal 2026 to the Company’s performance:

(1) GAAP net income before provision for income taxes ("pre-tax profit"), a key metric for compensation determinations for the CEO, President and Chief Operating Officer profit.

(2) Increase in stock price, which directly and positively affects the fair value of unvested stock options and restricted stock units and the CEO's four-year cash incentive award (which is based on total stockholder return).

Directors' Compensation

Under Gold.com's current Director Compensation Policy, which was also in effect during fiscal 2026, annual compensation to each non-employee director (not including compensation for special assignments and, as discussed below, excluding Mr. Wittmeyer) is as follows:

(1)
Cash retainer -- $60,000 for directors other than the Board Chairman, $120,000 for the Chairman.
(2)
Fees for Board Committee service:
•
Cash retainer for service as Chairman of Audit Committee or Chairman of Compensation Committee -- $10,000.
•
Cash retainer for service as Chairman of Nominating and Corporate Governance Committee -- $5,000.
•
Cash retainer for service as member (other than Chairman) of the Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee -- $5,000.
(3)
Annual equity award in the form of a grant of Restricted Stock Units (“RSUs”):
•
RSUs are granted with an aggregate grant-date value of $60,000 for each director other than the Board Chairman, who receives a grant with a value of $120,000.
•
The grant date for the RSUs is the day of the Annual Meeting of Stockholders.
•
RSUs will become vested one year from the date of grant, subject to accelerated vesting if service terminates due to death or disability, if service terminates for any reason at the Annual Meeting in the year after grant or if there occurs a change in control of Gold.com.
•
RSUs are credited with dividend equivalents, accrued as cash amounts payable at the time of settlement of the underlying RSUs.

•
Settlement of vested RSUs will occur promptly upon vesting (in prior fiscal years Directors have been permitted to defer settlement for a period of years or until termination of service).

Grants of equity awards to a director upon commencement of service are determined by the Board or Compensation Committee at the time of appointment.

In addition, the Director Compensation Policy also stipulates:

•
No meeting fees are paid. Service as a member of a regular Board committee other than the Audit Committee or Compensation Committee does not result in additional compensation.
•
Directors who are employees of the Company are not paid additional compensation for service as a director.
•
The Board may approve special compensation to a non-employee director for non-recurring Board work.
•
All directors are entitled to reimbursement by the Company for reasonable travel to and from meetings, and reasonable food and lodging expenses incurred in connection therewith and other reasonable expenses.

The Director Compensation Policy assumes service for a full year; directors who serve for less than the full year are entitled to receive a pro-rated portion of the applicable payment. Each “year,” for purposes of the Director Compensation Policy, will be deemed to begin on the date of our Annual Meeting of Stockholders.

The following table sets forth information regarding compensation earned by non-employee directors of the Company during fiscal 2026.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
Jeffrey Benjamin	120,000	119,988	—	—	239,988
Ellis Landau	71,472	59,994	—	—	131,466
Beverley Lepine	52,917	59,994	—	—	112,911
John Moorhead	70,000	59,994	—	—	129,994
Jess Ravich	80,000	59,994	—	—	139,994
Monique Sanchez	67,500	59,994	—	—	127,494
Juan Sartori	17,667	—	68,000	—	85,667
Kendall Saville	72,500	59,994	—	—	132,494
Michael Wittmeyer	—	—	—	240,000	240,000

(1)
Grant date fair value of stock awards is computed in accordance with GAAP based on the closing price per share of our common stock on the grant date. Each independent director elected by our stockholders at our 2025 Annual Meeting of Stockholders received a grant of 2,282 restricted stock units (or deferred share units in the case of a director subject to the tax laws of Canada), except that the Chairman of the Board received a grant of 4,564 restricted stock units. Stock awards vest in full on the first anniversary of the date of grant, except that the awards are non-forfeitable in the event of termination of service due to death or disability or upon a change in control of Gold.com. At June 30, 2026, 4,564 restricted stock units subject to a risk of forfeiture (together with accrued cash dividend equivalents) were held by Mr. Benjamin and 2,282 such restricted stock units (together with accrued cash dividend equivalents) were held by each other independent director named in the table above other than Ms. Lepine (who stepped down from the Board in March 2026 and Mr. Sartori (who joined the Board in March 2026). Upon her stepping down from the Board, Ms. Lepine became vested in 2,305 restricted stock units in accordance with the terms of those equity awards.
(2)
At June 30, 2026, Ms. Sanchez and Mr. Saville each held an option to purchase 6,000 Gold.com shares, exercisable at $17.87 per share, which had previously vested as to one-third of the underlying shares on each of March 19, 2022, 2023 and 2024, and Mr. Sartori held an option to purchase 3,000 Gold.com shares, exercisable at $46.01 per share, which will vest as to one-third of the underlying shares on each of March 16, 2027, 2028 and 2029. These options were granted to each director at the time he or she joined the Board.

Effective June 30, 2023, Michael Wittmeyer stepped down as an executive officer; he continues to serve as a Director of Gold.com. Gold.com has engaged Mr. Wittmeyer as a consultant for a period beginning in fiscal 2024 and continuing through fiscal 2027. The engagement is a part-time commitment, providing for compensation to Mr. Wittmeyer in the amount of $20,000 per month in fiscal 2026 and 2027. Mr. Wittmeyer is not compensated separately for his service as a director. Payments to him in fiscal 2026 totaled $240,000. Under his consulting agreement, he remains subject to the covenants in his employment agreement, including non-competition, non-solicitation and confidentiality, during and for specified periods following the consulting period.

Equity Compensation Plan Information

The following table provides information as of June 30, 2026, with respect to the shares of our common stock that may be issued under existing equity compensation plans.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and stock rights	(b) Weighted average exercise price of outstanding options, warrants, and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	840,460	$8.70	(1)	1,350,928	(2)
Equity compensation plans not approved by security holders	—	—		—
	840,460	$8.70	(1)	1,350,928	(2)

(1)
The weighted-average exercise prices are calculated including the restricted stock units ("RSUs") as rights to acquire shares with an exercise price assumed to be zero. The weighted-average exercise price of stock options for all outstanding stock options excluding RSUs was $10.63.
(2)
Represents shares that are available for future issuance under the 2014 Plan. All of the 2014 Plan shares that are available for future issuance include the following award types: stock options, stock appreciation rights, restricted stock units, restricted stock and other "full-value" awards.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons owning more than 10% of a registered class of the Company's equity securities, to file with the SEC reports of their ownership of, and transactions in, the Company's common stock or other Company equity securities. To the Company's knowledge, based solely on a review of copies of such reports and representations of directors and executive officers, during the fiscal year ended June 30, 2026, all of such persons were in compliance with the applicable Section 16(a) reporting requirements, except that (i) a Form 3 filing on behalf of Jill Van, upon her promotion to Executive Vice President and Controller, was inadvertently filed late, (ii) a Form 3 filing on behalf of TPM, S.A. de C.V., was filed late (this affiliate of Tether Global Investments Fund, S.I.C.A.F., S.A. ("TGIF") was inadvertently not included on the Form 3 timely filed by TGIF and another affiliate relating to the same transaction), and (iii) a Form 4 filing on behalf of Cary Dickson, CFO, reporting the tax withholding of shares upon vesting of an equity award was inadvertently filed late.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Company's directors are elected at the Annual Meeting of Stockholders. Ten directors will be elected at the 2026 Annual Meeting.

The Board of Directors approved the nomination of the ten nominees set forth below. All of the nominees are currently serving on the Company’s Board of Directors, and all have consented to being named in this proxy statement and to serve if elected.

Unless authority to vote for the election of directors is withheld, the proxy will be voted FOR the election of the nominees named below.

Jeffrey D. Benjamin

Ellis Landau

Carol Meltzer

John U. Moorhead

Jess M. Ravich

Gregory N. Roberts

Monique Sanchez

Juan Sartori

Kendall Saville

Michael R. Wittmeyer

In connection with the acquisition of JMB in March 2021, Gold.com entered into agreements that currently entitle former stockholders of JMB to designate two directors for nomination to the Board of Directors. Mr. Saville and Mr. Wittmeyer have been designated as those director nominees. In addition, the employment agreement between Gold.com and Mr. Wittmeyer provided that he will be nominated to serve as a director, and this commitment currently remains in effect.

Gold.com’s restated certificate of incorporation provides that directors may be removed only for cause and that any such removal must be approved by the affirmative vote of at least a majority of the outstanding shares of Gold.com capital stock entitled to vote generally in the election of directors at a meeting of stockholders called for that purpose.

Information Concerning Directors

You will find below background information, specific credentials, experience and other qualifications with respect to the nominees for election at the 2026 Annual Meeting. Each of the nominees has been nominated by the Board of Directors to serve until the next annual meeting of stockholders (in 2027) and until their respective successors are duly elected and qualified. See “Security Ownership of Certain Beneficial Owners and Management” for information regarding their beneficial ownership of Gold.com’s common stock. No other nominations were submitted for the 2026 Annual Meeting.

Jeffrey D. Benjamin, age 65 Chairman of the Board & Director

Jeffrey Benjamin has served as Chairman of the Board and a Director since 2014. Mr. Benjamin has been a Senior Advisor to Cyrus Capital Partners, L.P. since 2008, where he assists with distressed investments. Mr. Benjamin served as non-Executive Chairman of the Board of SGI from 2012 until March 2014 and as a Director of SGI from 2009 until March 2014. He is also Chairman of the Board of Directors of Rackspace Technology (Nasdaq: RXT.) Mr. Benjamin served on the Boards of Directors of Caesars Entertainment Company from 2008 to 2017, Chemtura Corporation from 2010 to 2017, and American Airlines Group, Inc from 2013 to 2024. Mr. Benjamin holds an MBA from the Sloan School of Management at M.I.T. and a BA from Tufts University.

With his financial and business background and service as a public company director, as well as a personal involvement in numismatics, Mr. Benjamin contributes to the Board in matters of corporate finance, governance, business development and industry strategy.

Ellis Landau, age 82 Director

Ellis Landau has served as a Director since 2014, and serves as a member of the Audit Committee and the Compensation Committee. Mr. Landau serves as a member of the Board of Directors of Second Wave Delivery Systems, LLC, an early-stage medical service company. In 2006, Mr. Landau retired as Executive Vice President and Chief Financial Officer of Boyd Gaming Corporation (NYSE: BYD), a position he held since he joined the company in 1990. Mr. Landau previously worked for Ramada Inc., later known as Aztar Corporation, where he served as Vice President and Treasurer, as well as U-Haul International in Phoenix and the Securities and Exchange Commission in Washington, D.C. Mr. Landau served as a director of SGI from 2012 until March 2014. From 2007 to 2011, Mr. Landau was a member of the Board of Directors of Pinnacle Entertainment, Inc. (NYSE: PNK), a leading gaming company, where he served as chairman of the audit committee and as a member of its nominating and governance committee and its compliance committee. Mr. Landau received his Bachelor of Arts in economics from Brandeis University and his M.B.A. in finance from Columbia University Business School.

Mr. Landau brings to the Board, the Audit Committee, and the Compensation Committee substantial experience in finance, accounting, executive compensation, and corporate governance matters.

Carol Meltzer, age 67 Executive Vice President, General Counsel, Secretary and Director

Carol Meltzer has served as a Director since 2021. Ms. Meltzer has served as our General Counsel, Secretary and Executive Vice President since March 2014, assuming those offices at the time of the spin-off. From 2006 to the spin-off, she held the positions of General Counsel, Secretary and Executive Vice President of SGI and its predecessor companies, and served in a variety of legal capacities for SGI since 1996. Ms. Meltzer previously practiced law at Stroock & Stroock & Lavan LLP and Kramer Levin Naftalis & Frankel LLP. Ms. Meltzer received B.A. and J.D. degrees from the University of Michigan, Ann Arbor.

John (“Jay”) U. Moorhead, age 74 Director

John ("Jay") Moorhead has served as a Director since 2014, and serves as a member of the Compensation Committee and the Nominating and Corporate Governance Committee. He has been a Managing Director of Global Power Partners, an investment banking firm, since August 2015. Prior to that, he was a Managing Director at Ewing Bemiss & Co. from 2009 through July 2015, and served in the same capacity at Westwood Capital from 2005 until 2009 and at MillRock Partners from 2003 until 2005. From 2001 to 2003, Mr. Moorhead was a corporate finance partner at C.E. Unterberg, Towbin. Mr. Moorhead served as a Director of SGI from 2009 until March 2014. Mr. Moorhead received his B.A. degree from the University of Vermont, and attended the Program for Management Development at Harvard Business School.

Mr. Moorhead brings to the Board expertise in corporate finance and valuable perspectives on public company growth and global competition. Mr. Moorhead also has significant experience in the area of executive compensation, which he draws upon as a member (and formerly Chairman) of our Compensation Committee.

Jess M. Ravich, age 69 Director

Jess Ravich has served as a Director since 2014, and serves as the Chairman of the Compensation Committee and as a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Ravich is the CEO and Chairman of the Board of ALJ Regional Holdings, Inc. From 2012 until 2019, he was a group Managing Director and Head of Alternative Products for The TCW Group, Inc., an international asset-management firm, which he joined in 2012. Prior to joining The TCW Group, Mr. Ravich served as Managing Director and Head of Capital Markets of Houlihan, Lokey, Howard & Zukin, Inc., an international investment bank. From 1991 through November 2009, Mr. Ravich founded and served as Chief Executive Officer of Libra Securities LLC, an investment banking firm serving the middle market. Prior to founding Libra, Mr. Ravich was an Executive Vice President of the fixed income department at Jefferies & Company, a Los Angeles-based brokerage firm, and a Senior Vice President at Drexel Burnham Lambert, where he was also a member of the Executive Committee of the high yield group. Mr. Ravich served as a Director of SGI from 2009 until March 2014. He also served on the Board of Directors of APEX Global Brands Inc. (formerly The Cherokee Group, Inc.) from 1993 - 2019.

Mr. Ravich is a graduate of the Wharton School at the University of Pennsylvania and Harvard Law School, where he was an editor of the Harvard Law Review.

With his extensive background in investment banking and the financial markets, Mr. Ravich provides Board leadership in matters of strategic development and business initiatives, including potential growth through acquisitions.

Gregory N. Roberts, age 64 Chief Executive Officer & Director

Greg Roberts has been Chief Executive Officer and a Director of Gold.com since 2005. Mr. Roberts has served as President and Chief Executive Officer of SGI since March 2008. Mr. Roberts previously served as the President of SGI’s North American coin division, which included Gold.com. He is also a lifetime member of the American Numismatic Association. Through his day-to-day involvement in all aspects of the Company’s operations, Mr. Roberts provides a vital link between junior and senior management personnel and the general oversight and policy-setting responsibilities of the Board.

Mr. Roberts brings to the Board expertise in numismatics and trading, extensive knowledge of the precious metals industry and, in his role as Chief Executive Officer, in-depth knowledge of the Company and its business.

Monique Sanchez, age 56 Director

Monique Sanchez has served as Director since 2021. Ms. Sanchez brings over 26 years of executive leadership in digital advertising, AI technology, enterprise digital transformation, and high-stakes commercial execution.

In her executive role at Google LLC, Ms. Sanchez has been instrumental in spearheading Google’s global strategic partnerships with combined mega-enterprises, driving their enterprise-wide digital transformation, AI adoption, and advertising technology integration.

Her experience steering complex global sales environments through major industry consolidation and digital shifts as well as her strategic oversight of financial controls, corporate risk, and corporate governance—ensures strong alignment with public market standards and shareholder value creation and provides the Board with critical operational insight into market expansion, strategic scale, and revenue acceleration.

The Board believes Ms. Sanchez’s executive leadership in digital technology, enterprise transformation, commercial execution, and public-company governance make her well qualified to serve as a director of the Company.

Kendall Saville, age 41 Director

Kendall Saville has served as a Director since 2021, and also serves as a member of the Audit Committee and the Compensation Committee. He previously served as Chairman of the Board of JMB. He co-founded PlayUSA, the largest legal US iGaming media network which was acquired by Catena Media (STO: CTM), and served as a primary consultant to Catena Media from 2016 to 2019. Mr. Saville’s investment specialty is in store-of-value businesses, and his focus for nearly a decade has been investments in cryptocurrency technology, including the largest cryptocurrency exchange in the Middle East, and decentralized finance. He earned his Bachelor of Arts in Business Economics from the University of California, Santa Barbara. In 2021, Mr. Saville’s i15 Media and Ocean View Marketing iGaming assets were acquired by Catena Media, and he worked for two years as a primary consultant managing strategic growth projects for iGaming. Mr. Saville is on the Board of Impact DM Inc., the parent company of Milk Road, a cryptocurrency media startup. Mr. Saville is currently working on Pacific Tide Media, Inc., providing strategic guidance.

Mr. Saville’s extensive experience in search engine optimization (SEO), digital marketing, and cryptocurrency provides the Board with valuable insight in matters of business planning and growth strategy.

Juan Sartori age 45 Director

Juan Sartori was appointed to the Board in March 2026. Mr. Sartori currently serves as Head of Special Projects at Tether, where his work is centered on land, agriculture, commodities, and gold-related initiatives, as well as large-scale strategic investments. Alongside his role at Tether, Mr. Sartori is the Chairman and founder of Union Group International Holdings, a privately owned investment and private equity management firm established in 2007. Union Group has built a diversified portfolio of private and public companies with a particular focus on Latin America, across sectors including agriculture, energy, forestry, infrastructure, and real estate.

As a global business leader and investor with a strong focus on digital finance, strategic investments, and emerging markets, Mr. Sartori provides the Board with valuable insight as Gold.com looks to expand its reach beyond traditional bullion into digital gold and stablecoins.

Michael R. Wittmeyer, age 36 Director and Consultant to Gold.com

Michael R. Wittmeyer has served as a Director since 2021. He is the co-founder of JMB, one of the leading precious metals retailers globally. He served as JMB's Chief Executive Officer in the years prior to its acquisition by Gold.com in 2021 and continued in that role and as an Executive Vice President of Gold.com through June 2023. His entrepreneurial path began in high school, where he built and sold a digital affiliate marketing business. In 2011, he co-founded JMB and has helped scale the company through a focus on digital growth and customer experience. In 2019, he was recognized as EY Entrepreneur of the Year in the Retail/Consumer category for the Southwest region.

Michael is currently the Managing Director of ePackageSupply, LLC, a B2B e-commerce company focused on food-grade packaging. He also co-founded Milk Road, a cryptocurrency media startup that was later acquired by Impact DM Inc., where he now serves on the Board of Directors. In addition, he is a board member of Van Zilver Inc., which operates direct-to-consumer brands in the health and beauty space.

With a background in Marketing from Pennsylvania State University and roots in Western New York, Michael brings hands-on experience in e-commerce operations, SEO, and digital marketing. His insight continues to support the strategic growth of digital and DTC initiatives across the companies he helps lead.

Information About Our Board Of Directors And Management

The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of the Company. The Company’s executive officers and management oversee the day-to-day operations of Gold.com. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board of Directors. Our directors also discuss business and other matters with the Chief Executive Officer and the President, other key executives, and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

The Board of Directors considers and establishes the appropriate leadership structure for the Company. The Board has concluded that the Company and its stockholders are best served by not having a formal policy on whether the same individual should serve as both Chief Executive Officer and Chairman of the Board. The Board believes that it is important to retain the flexibility to make this determination based on the circumstances at the time of the determination, recognizing that no single leadership structure will best serve the Company in all cases. This allows the Board to use its broad experience and knowledge to elect the most qualified director as Chairman of the Board, while maintaining its ability to separate the roles of Chairman and Chief Executive Officer. In making this determination, the Board will consider the advantages that come from having leadership of the Board by a person other than the Chief Executive Officer. Even if a single person were to fill both roles, the Board anticipates that it would appoint a director to serve separately as the presiding or lead non-management director in order to preserve those advantages.

Mr. Benjamin has served as Chairman of the Board since March 2014. The Chairman of the Board has the authority to call special meetings of the Board, sets the agenda for Board meetings, acts as a Board liaison with the Chief Executive Officer, chairs meetings of the Board and communicates the Board of Directors’ feedback to the Chief Executive Officer. The Board believes that Mr. Benjamin’s work experience, education and leadership ability make him the best choice currently to serve as our Chairman of the Board.

In fiscal 2026, the Board of Directors met four times, the Audit Committee met four times, the Compensation Committee met one time, and the Nominating and Corporate Governance Committee did not meet. Each director attended at least 75% of the meetings of the Gold.com Board of Directors and Board committees, if any, of which he or she was a member during the period of the director's service in fiscal 2026.

Under the Company’s policy, each director of the Company is expected to be present at annual meetings of stockholders (including by virtual means), absent exigent circumstances that prevents his or her attendance. At our Annual Meeting held in November 2025, all of our directors were in attendance.

The Company’s Board of Directors has determined that all nominees for the Board of Directors other than Greg Roberts, Carol Meltzer, and Michael Wittmeyer qualify as “independent” as that term is currently defined in Section 303A.02 of the NYSE listing standards.

Committees of the Board

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
4 Members 4 Independent	4 Members 4 Independent	4 Members 4 Independent

Audit Committee

The duties and responsibilities of the Audit Committee are set forth in its written charter, available on our website, https://ir.amark.com/corporate-governance/governance-documents, and include the following:

•
to oversee the quality and integrity of our financial statements and our accounting and financial reporting processes, including all aspects of our internal control over financial reporting;
•
to prepare the audit committee report required by the SEC in our annual proxy statements;
•
to review and discuss with management and the independent registered public accounting firm our annual and quarterly financial statements;
•
to review and discuss with management our earnings press releases;

•
to appoint, compensate and oversee our independent registered public accounting firm, and pre-approve all auditing services and non-audit services to be provided to us by our independent registered public accounting firm;
•
to review the qualifications, performance and independence of our independent registered public accounting firm; and
•
to establish procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

The members of the Audit Committee are Mr. Landau (Chairperson), Mr. Moorhead, Mr. Ravich and Mr. Saville. Each of the members is an independent director, as defined under the rules of the NYSE and our Corporate Governance Guidelines, and meets the criteria for independence under Rule 10A-3(b)(1) under the Securities and Exchange Act of 1934 and otherwise satisfies the conditions of the NYSE for audit committee membership, including the financial literacy requirements. In addition, Mr. Landau qualifies as an "audit committee financial expert," in compliance with the rules and regulations of the SEC and the NYSE.

Compensation Committee

The duties and responsibilities of the Compensation Committee are set forth in its written charter, available on our website, https://ir.amark.com/corporate-governance/governance-documents, and include the following:

•
to determine, or recommend for determination by our Board of Directors, the compensation of our chief executive officer and other executive officers;
•
to establish, review and consider employee compensation policies and procedures;
•
to review and approve, or recommend to our Board of Directors for approval, any employment contracts or similar arrangement between the Company and any executive officer of the Company;
•
to review and discuss with management the Company’s compensation policies and practices and management’s assessment of whether any risks arising from such policies and practices are reasonably likely to have a material adverse effect on the Company;
•
to review, monitor, and make recommendations concerning incentive compensation plans, including the use of stock options and other equity-based plans; and
•
to appoint, compensate and oversee any compensation consultant, legal counsel or other advisor retained by the Compensation Committee in its sole discretion.

The members of the Compensation Committee are Mr. Ravich (Chairman), Mr. Landau, Mr. Moorhead and Mr. Saville. Each of the members of the Compensation Committee is an independent director, as defined under the rules of the NYSE and our Corporate Governance Guidelines, and otherwise satisfies the conditions of the NYSE rules for compensation committee membership.

The Committee often requests our CEO, General Counsel and other senior executives to be present at meetings where executive compensation and corporate and individual performance are discussed and evaluated by the Committee or the Board of Directors, and to provide information to the Committee and the Board regarding compensation issues. These executives provide insight, suggestions and recommendations, as requested by the Committee, regarding executive compensation matters. The Committee also meets with our CEO to discuss his compensation package and his recommendations for other executives. In this regard, the Committee from time-to-time authorizes the CEO to negotiate on compensation matters and, for non-executive officers, to make determinations regarding compensation. Ultimately, the terms of compensation of our CEO and other executive officers are subject to the approval of the Compensation Committee.

Nominating and Corporate Governance Committee

The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its written charter, available on our website, https://ir.amark.com/corporate-governance/governance-documents, and include the following:

•
to recommend to our Board of Directors proposed nominees for election to the Board of Directors by the stockholders at annual meetings, including an annual review as to the renominations of incumbents and proposed nominees for election by the Board of Directors to fill vacancies that occur between stockholder meetings;
•
to make recommendations to the Board of Directors regarding corporate governance matters and practices; and
•
to recommend members for each committee of the Board of Directors.

The members of the Nominating and Governance Committee are Mr. Saville (Chairperson), Mr. Moorhead and Mr. Ravich. Each of the members is an independent director, as defined under the rules of the NYSE and our Corporate Governance Guidelines.

Corporate Governance Guidelines

Our Board of Directors has adopted our Corporate Governance Guidelines that set forth our policies and procedures relating to corporate governance. Our Corporate Governance Guidelines are available on our website, https://ir.amark.com/corporate-governance/governance-documents.

The Nominating and Corporate Governance Committee works with the Board to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members. The Committee believes that members of the Company’s Board of Directors must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to stockholders, provide effective oversight of the management of the Company and monitor the Company’s adherence to principles of sound corporate governance. These qualities, which are only threshold criteria and are subject to limited exceptions, include integrity, absence of conflict of interest which would impair the ability to serve, fair and equal representation, achievement, oversight, business understanding and available time.

The Company is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the Board’s ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process of the Committee for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the Committee’s criteria for membership on the Board, whom the Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board.

The Committee will identify and evaluate new candidates for election to the Board where there is no qualified and available incumbent, including for the purpose of filling vacancies arising by reason of the resignation, retirement, removal, death or disability of an incumbent director or a decision of the directors to expand the size of the Board. The Committee will solicit recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates. These persons may include members of the Board, including members of the Committee, and management of the Company. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates. As to each recommended candidate that the Committee believes merits consideration, the Committee will cause to be assembled information concerning the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate; determine if the candidate satisfies the minimum qualifications required by the Committee of candidates for election as director; determine if the candidate possesses any of the specific qualities or skills that under the Committee’s policies must be possessed by one or more members of the Board; consider the contribution that the candidate can be expected to make to the overall functioning of the Board; and consider the extent to which the membership of the candidate on the Board will promote diversity among the directors (for this purpose, diversity includes diversity of background, experience, business skills, business relationships and other attributes). In its discretion, the Committee may solicit the views of the Chief Executive Officer, other members of the Company’s senior management and other members of the Board regarding the qualifications and suitability of candidates to be nominated as directors. In its discretion, the Committee may designate one or more of its members (or the entire Committee) to interview any proposed candidate. Based on all available information and relevant considerations, the Committee will select a candidate who, in the view of the Committee, is most suited for membership on the Board. The Committee maintains appropriate records regarding its process of identifying and evaluating candidates for election to the Board.

It is the policy of the Company that the Nominating and Corporate Governance Committee of the Board consider recommendations for the nomination of directors submitted by holders of the Company’s shares entitled to vote generally in the election of directors. The Nominating and Corporate Governance Committee will give consideration to these recommendations for positions on the Board where the Committee has not determined to re-nominate a qualified incumbent director. The Nominating and Corporate Governance Committee will only consider recommendations of nominees who satisfy the minimum qualifications prescribed by the Committee for Board candidates. In considering any recommendation for the nomination of directors, the Nominating and Corporate Governance Committee will take into account the size and duration of a recommending stockholder’s ownership interest in the Company. Only those recommendations whose submission complies with the procedural requirements adopted by the Nominating and Corporate Governance Committee will be considered by the Committee.

Oversight of Risk Management

Our Board recognizes that companies face a variety of risks, including credit risk, liquidity risk, strategic risk, and operational risk. It believes an effective risk management system will (i) timely identify the material risks that we face, (ii) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committee, (iii) implement appropriate and responsive risk management strategies consistent with our risk profile, and (iv) integrate risk management into our decision-making. Our Board encourages and management promotes a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations. The Board also works, with the input from our executive team, to assess on an on-going basis and analyze the most likely areas of future risk for us.

Code of Ethics

Our Board of Directors has adopted policies setting forth ethical standards for our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and other senior officers, in accordance with applicable rules and regulations of the SEC and the NYSE. These policies, including our Code of Business Conduct and Ethics for All Employees and Code of Ethics for Senior Financial Officers and Other Designated Employees, are available on our website, https://ir.gold.com/corporate-governance/corporate-governance-documents.

Stockholder Communications to the Board

The Company’s security holders may send communications to the Board of Directors. All communications should be delivered either in writing addressed c/o Legal Department at 1550 Scenic Avenue, Suite 150, Costa Mesa, California 92626 or by e-mail to legal@gold.com. All communications must be accompanied by the following information: a statement of the type and amount of the securities of the Company that the person holds; and any special interest, meaning an interest not in the capacity as a stockholder of the company, of the person in the subject matter of the communication; and the address, telephone number and e-mail address, if any, of the person submitting the communication.

Concerns about accounting, internal accounting controls or auditing matters should be reported pursuant to the procedures outlined on our website at https://ir.gold.com/corporate-governance/corporate-governance-documents, under “Whistleblower Policy."

Executive Officers

Gold.com’s current executive officers are as follows:

Name	Age	Position(s)
Gregory N. Roberts	64	Chief Executive Officer and Director
Thor Gjerdrum	59	President
Jill Van	55	Executive Vice President and Chief Financial Officer
Brian Aquilino	54	Chief Operating Officer
Carol Meltzer	67	Executive Vice President, General Counsel, Secretary, and Director

See “Information Concerning Directors”, above, for information relating to Ms. Meltzer and Mr. Roberts.

Thor Gjerdrum was appointed as President on September 7, 2016. Mr. Gjerdrum served as Gold.com’s Executive Vice President and Chief Operating Officer from July 2013 to September 2016 and as our Chief Financial Officer and Executive Vice President from 2002 to May 2008 and from May 2010 to June

30, 2013. Mr. Gjerdrum was Chief Financial Officer and Executive Vice President of SGI from June 2008 to April 2010. Previously, Mr. Gjerdrum held a variety of positions with two publicly traded telecommunications companies, the last of which was as Vice President of Finance, and also worked in public accounting. Mr. Gjerdrum received a Bachelor of Science degree in Accounting from Santa Clara University.

Jill Van joined the Company in June 2025 as Senior Vice President and Controller, was promoted to Executive Vice President in January 2026, and was appointed Chief Financial Officer in September 2026. Ms. Van has more than 25 years of experience spanning global public accounting firms and privately held, entrepreneurial businesses. She served as Interim CFO at Hardesty LLC, CFO and Shareholder of Shew Enterprise, and Audit Partner at RSM US LLP and Grant Thornton LLP, where she led SEC reporting engagements, IPO audits, and complex transactions across diverse industries including manufacturing, construction, technology, real estate, and medical devices. Ms. Van is recognized for driving operational improvements, strengthening financial controls, leading acquisitions and divestitures, optimizing cash flow, implementing ERP/MRP systems, and advising boards and private equity stakeholders. Ms. Van holds a Master of Accounting from the University of Southern California and is a Certified Public Accountant (CPA).

Brian Aquilino was appointed as Chief Operating Officer on March 9, 2020. Mr. Aquilino has been with Gold.com since 2001, where he served as Director of Operations and then Vice President of Operations since 2011. Mr. Aquilino has over 25 years of operations experience, including positions at AT&T and Covad Communications. Mr. Aquilino received a Bachelor of Arts degree from the University of Denver.

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OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE TEN NOMINEES DESCRIBED EARLIER IN THIS PROXY STATEMENT.

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PROPOSAL NO. 2 - PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE FISCAL YEAR 2026 COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

We are providing stockholders with the opportunity to cast an advisory vote on the fiscal year 2026 compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement.

Stockholders are being asked to vote on the following resolution:

RESOLVED, that the stockholders approve the fiscal year 2026 compensation of Gold.com’s executive officers named in the Summary Compensation Table, as disclosed in Gold.com’s Proxy Statement dated October 1, 2026, including the compensation tables, the section entitled “Compensation Discussion and Analysis” and other executive compensation disclosures.

Please refer to the sections of this Proxy Statement above for a discussion of our executive compensation practices and the fiscal 2026 compensation of our NEOs.

Our executive compensation program has been designed to strongly promote the success of our business, by attracting and retaining an experienced and capable management team and providing incentives to achieve and exceed our goals and, in doing so, building long-term value for stockholders. We believe that our fiscal year 2026 compensation of our named executive officers met the objectives of our program and helped to promote our long-term business success.

In making the decision to approve fiscal year 2026 compensation, stockholders are urged to consider the following:

•
Gold.com's results in fiscal 2026 were strong, rebounding from fiscal 2025. Year-over-year revenues increased 132%, gross profit increased 115% and diluted earnings per share increased 325%.
•
Fiscal 2026 pre-tax profit was $109.5 million, a level triggering substantial annual incentive payouts under the contractual provisions of the employment agreements of our CEO and our President.
•
Total Stockholder Return (TSR) was robust in fiscal 2026, with a one-year return of 92% and a five-year return of 116%.
•
In fiscal 2026, our management team secured a substantial investment by Tether (a market leader in stable coins), bringing $150 million in capital into the business and adding a new key customer and significant strategic partner.
•
Our management team also successfully rebranded the Company as "Gold.com," listed our Common Stock on the New York Stock Exchange and secured the ticker symbol "GOLD."
•
Our management team also completed the acquisition of Monex Deposit Company and increased our investment in Atkinsons Bullion & Coins, further integrated our acquisitions from previous years and launched new business initiatives, including further expansion into alternative assets and products and channels adjacent to precious metals, and continued to develop our talented workforce and reorganize our operations to meet the ever-changing needs of our growing enterprise.
•
Based on the achieved financial results and in recognition of very positive progress of our business and the role of the NEOs in achieving that, the Compensation Committee recommended and the Board approved discretionary bonuses for all of our NEOs.
•
Consistent with the Company's conservative approach to grants of equity awards, only one NEO received an equity award in fiscal 2026. Equity award grants have not been a regular annual component of compensation. Our CEO was granted an incentive award on July 1, 2024, which will result in a payout at the end of fiscal 2027 only if substantial total stockholder return is achieved over the four fiscal-year period. He has received no other equity award in the three fiscal years completed since the grant of that award. Our Compensation Committee regards the value of equity awards as reasonable in order to secure a long-term service commitment (including certain covenants for the protection of our business), as a component of long-term compensation and as a way for executives to appropriately share in the total returns received by our stockholders
•
Other compensation, including perquisites, constitute a relatively small portion of an executive officer's total compensation.

The Board and the Compensation Committee believe that the level of compensation of our NEOs for fiscal year 2026 was well aligned with our overall results and appropriate, and that the structure of our compensation program will remain aligned with financial results and the returns to stockholders.

As an advisory vote, this proposal is not binding upon Gold.com or the Board. Nevertheless, the Board’s Compensation Committee, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to our executive officers, will carefully consider the stockholder vote on this matter, along with other expressions of stockholder views it receives on specific policies and desirable actions. If there are a significant number of “Against” votes, we will seek to understand the concerns that influenced the vote and address them as appropriate in making future decisions affecting the executive compensation program.

Advisory votes on our executive compensation are held annually. The next advisory vote after this one will be held at our Annual Meeting following the end of fiscal 2027.

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OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE FISCAL 2026 COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at next year’s Annual Meeting of Stockholders and included in Gold.com’s proxy materials for that meeting must be received by Gold.com, addressed to the attention of Gold.com’s Corporate Secretary, at its offices at 1550 Scenic Avenue, Suite 150, Costa Mesa, California 92626, no later than June 3, 2027 (120 days prior to the first anniversary of the availability of this proxy statement) in order to be included in Gold.com’s proxy statement and proxy card relating to that meeting. Such proposal must comply with all other applicable legal requirements in order to be included in the proxy materials for that meeting. In addition, a stockholder who intends to present an item of business at the 2027 Annual Meeting of Stockholders, other than a proposal submitted for inclusion in Gold.com’s proxy materials, must provide notice of such business to the Company not earlier than July 15, 2027 nor later than August 14, 2027 (with alternative deadlines applicable if the meeting is called for a date not within 30 days before or after the anniversary of the 2026 Annual Meeting), with such notice meeting the requirements of Section 1.11 of the By-laws, and must comply with all other applicable requirements of the Company’s By-Laws. In addition to satisfying the requirements under our By-laws, to comply with the universal proxy rules a person who intends to solicit proxies in support of director nominees other than the Company's nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act, including a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote in the election of directors in support of director nominees other than the Company’s nominees, no later than September 13, 2027 unless the information required by Rule 14a-19(b) has been provided in a preliminary or definitive proxy statement previously filed by such person. A stockholder seeking to make a nomination for election as a director or seeking to bring business before an annual or special meeting of stockholders must be a holder of record on the date of giving the notice required by the By-laws and on the record date for voting at the relevant meeting and must comply with the notice requirements of Section 1.11 and/or 1.12 of the By-laws. Those provisions require the notice to include the name and address of the proponent, a representation that the proponent is an owner of record of Company stock and intends to appear in person or by proxy to make the nomination or introduce the business, a statement of the number of shares of capital stock owned of record and beneficially by the proponent, a brief description of the business to be brought before the meeting and the reasons for conducting such business, the name of any proposed nominee for election as director, biographical information on any proposed nominee, the ownership of Company stock by such proposed nominee, any arrangements or understandings between to proponent, the nominee and any other persons pursuant to which the nomination is to be made, the consent of the proposed nominee to be nominated and to serve if elected, any material interest of the proponent in the proposed business item and other information required under Regulation 14A under the Securities Exchange Act of 1934.

OTHER BUSINESS

The Board of Directors has, at the date of this Proxy Statement, received no notice and otherwise is not aware of any other matter that is to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matter properly comes before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy card to vote proxies in accordance with their judgment on such matters.

OTHER INFORMATION

Although it has entered into no formal agreements to do so, Gold.com will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy-soliciting materials to their principals. The cost of soliciting proxies on behalf of the Board of Directors will be borne by Gold.com. Proxies will be solicited principally through the mail and via electronic communication but, if deemed desirable, may also be solicited personally or by telephone, telegraph, facsimile transmission, or special letter by directors, officers and regular employees of Gold.com without additional compensation.

A copy of Gold.com’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (including financial statements and schedules) will be furnished without charge to a stockholder upon written request to: Carol Meltzer, Corporate Secretary, 1550 Scenic Avenue, Suite 150, Costa Mesa, California 92626.

It is important that your stock be represented at the Annual Meeting whether or not you expect to attend. The Board of Directors urges you to follow the instructions for voting in this Proxy Statement.

Your cooperation as a stockholder, regardless of the number of shares of stock you own, will reduce the expenses incident to a follow-up solicitation of proxies.

If you have any questions about voting your shares, please telephone Gold.com at (310) 587-1477.

Sincerely,

/s/ Carol Meltzer
CAROL MELTZER
Secretary

Costa Mesa, California

October 1, 2026

GOLD.COM

VOTE

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Your vote matters – here's how to vote!

2026 Annual Meeting Proxy Card

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1. Election of Directors:

☐ Mark here to vote FOR all nominees

☐ Mark here to WITHHOLD vote from all nominees

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Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.Online Go to www.investorvote.com/GOLD or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/GOLD Using a black ink pen, mark your votes with an X as shown in this example.

Please do not write outside the designated areas. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2:1. Election of Directors: 01 - Jeffrey D. Benjamin 02 - Ellis Landau 03 - Carol Meltzer 04 - John U. Moorhead 05 - Jess M. Ravich 06 - Gregory N. Roberts 07 - Monique Sanchez 08 - Juan Sartori 09 - Kendall Saville 10 - Michael R. Wittmeyer Mark here to vote FOR all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

Mark here to WITHHOLD vote from all nominees

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2:

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2. Advisory vote on executive compensation

1. Election of Directors:

For Against Abstain

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

In their discretion, the proxies are authorized to transact any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

The 2026 Annual Meeting of Stockholders of Gold.com, Inc. will be held on

Thursday, November 12, 2026, at 9:00 a.m., Pacific Time, virtually via the Internet at www.meetnow.global/MS5RG6R. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.edocumentview.com/GOLD IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

otice of 2026 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — November 12, 2026 Gregory N. Roberts and Carol Meltzer, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Gold.com, Inc., to be held on Thursday, November 12, 2026, at 9:00 a.m., Pacific Time or at any postponement or adjournment thereof. The undersigned hereby revokes all prior proxies granted with respect to such Annual Meeting of Stockholders.Shares represented by the proxy will be voted as directed by the stockholder on the reverse side. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR item 2.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)Change of Address — Please print new address below. Comments — Please print your comments below.